Exhibit 10.16
STOCK PURCHASE AGREEMENT
by and among
DORAL FINANCIAL CORPORATION
and
PURCHASERS
dated as of April 19, 2010

TABLE OF CONTENTS

SECTION 1. ISSUANCE AND SALE OF SHARES	2
1.1. Funding; Deliveries of Each Purchaser	2
1.2. [Intentionally Omitted.]	2
1.3. Delivery of Shares; Release of Escrow Funds; Closing the Escrow Account	3
SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY	4
2.1. Organization and Qualification	4
2.2. Reporting Company; Form S-1	6
2.3. Capitalization; Authorized Capital Stock	6
2.4. Issuance, Sale and Delivery of the Shares	6
2.5. Stockholder Approval	8
2.6. Due Execution, Delivery and Performance of the Agreements	9
2.7. Accountants	10
2.8. No Defaults or Consents	10
2.9. No Actions	10
2.10. Properties	11
2.11. No Material Adverse Change	11
2.12. Reports	12
2.13. Taxes	12
2.14. Transfer Taxes	12
2.15. Investment Company	13
2.16. Offering Materials	13
2.17. Insurance	13
2.18. Additional Information	13
2.19. Price of Common Stock	14
2.20. Use of Proceeds	14
2.21. Use of Purchaser Name	14
2.22. Financial Statements	14
2.23. Listing Compliance	14
2.24. Internal Accounting Controls	15
2.25. Foreign Corrupt Practices	15

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2.26. Money Laundering	16
2.27. Employee Relations	16
2.28. ERISA	17
2.29. Environmental Matters	17
2.30. Integration; Other Issuances of Shares	17
2.31. Non-Public Information	18
2.32. Risk Management Instruments	18
2.33. Mortgage Banking Business	19
2.34. Shell Company Status	20
2.35. Solvency	20
2.36. Transactions With Affiliates and Employees	20
2.37. Application of Takeover Protections; Rights Agreements	20
2.38. Adequate Capitalization	20
2.39. FDIC Policy Statement	21
2.40. Compliance with Other Regulations	21
2.41. Substantially Similar Agreement	21
2.42. Ownership	21
2.43. Enforcement of Cooperation Agreement	21
SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PURCHASER	21
3.1. Experience	21
3.2. Reliance on Exemptions	22
3.3. Confidentiality	22
3.4. Investment Decision	23
3.5. Risk of Loss	23
3.6. Legend	23
3.7. Transfer Restrictions	24
3.8. Residency	25
3.9. Public Sale or Distribution	25
3.10. Organization; Validity; Enforcements	25
3.11. Short Sales	26
3.12. Control	26
3.13. Prohibited Person	27

3.14. Representation	27
3.15. Taxes on Escrow Account	27
SECTION 4. CONDITIONS PRECEDENT AND CLOSING DELIVERABLES	28
4.1. Purchasers’ Conditions Precedent to Funding	28
4.2. Bid Condition	28
4.3. Purchasers’ Conditions Precedent to the Closing Date of the Contingent Tranche	29
4.4. Company’s Conditions Precedent to the Closing Date	29
4.5. Closing Deliverables	29
SECTION 5. REGISTRATION OF THE OFFERED COMMON STOCK, CONVERSION SHARES AND HOLDINGS’ COMMON STOCK; COMPLIANCE WITH THE SECURITIES ACT	29
5.1. Registration Procedures and Expenses	29
5.2. Additional Registration Statements	33
5.3. Transfer of Securities	33
5.4. Indemnification	34
5.5. Termination of Conditions and Obligations	37
5.6. Information Available	38
5.7. No Piggyback on Registrations	38
5.8. Delay in Filing or Effectiveness of Registration Statement	38
SECTION 6. BROKER’S FEE	39
SECTION 7. INDEPENDENT NATURE OF PURCHASERS’ OBLIGATIONS AND RIGHTS	39
SECTION 8. PURCHASERS’ RIGHTS WITH RESPECT TO THE COOPERATION AGREEMENT	40
SECTION 9. MISCELLANEOUS	40
9.1. Notices	40
9.2. Survival of Agreements	41
9.3. Changes	41
9.4. Headings	41
9.5. Severability	41
9.6. Governing Law; Venue	41
9.7. Counterparts	42
9.8. Entire Agreement	42

9.9. Fees and Expenses	42
9.10. Parties	42
9.11. Further Assurances	42

STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 19th day of April 2010, by and between Doral Financial Corporation (the “Company”), a corporation organized under the laws of the Commonwealth of Puerto Rico, with its principal offices at 1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717, and each of the purchasers whose names and addresses are set forth on Schedule I hereto (collectively, the “Purchasers” and each a “Purchaser”).
RECITALS
     WHEREAS, pursuant to a Confidential Private Placement Memorandum, dated as of April13, 2010 prepared by the Company (including all exhibits, supplements and amendments thereto, up to the signing of this Agreement, the “Private Placement Memorandum”), the Company has offered (the “Offering”) shares of the Company’s Common Stock, $0.01 par value (the “Offered Common Stock”) and shares of the Company’s Mandatory Convertible Non-Cumulative Non-Voting Convertible Preferred Stock, $1.00 par value and $1,000 liquidation preference per share (the “Offered Preferred Stock” and, together with the Offered Common Stock, the “Shares”) for an aggregate consideration of $600,000,000, to the Purchasers, with Barclays Capital acting as the placement agent (the “Placement Agent”);
     WHEREAS, the Shares are being offered to the Purchasers in two tranches: (i) a tranche (the “Non-Contingent Tranche”) consisting of only Offered Preferred Stock, and (ii) a tranche (the “Contingent Tranche”) consisting of Offered Common Stock and Offered Preferred Stock, the issuance and sale of which is conditioned on the concurrent consummation of an Acquisition (as defined herein) as described herein; the Offered Preferred Stock is convertible into shares of the Company’s Common Stock (the “Conversion Shares”) in accordance with the terms and conditions of the Certificate of Designations (as defined herein);
     WHEREAS, the Company and the Purchasers intend to complete the sale and delivery of a portion of the Non-Contingent Tranche following the delivery by the Company of the Funding Notice (as defined herein), with the remaining portion to be delivered, if at all, concurrent with the return of the Contingent Offering Proceeds (as defined herein) to the Purchasers if an Acquisition (as defined herein) is not consummated in accordance with this Agreement, and the Company intends to use the cash proceeds from the Non-Contingent Tranche (the “Non-Contingent Offering Proceeds”) to provide additional capital to the Company to facilitate qualifying as a bidder (through Doral Bank, a Puerto Rico commercial bank and wholly owned subsidiary of the Company, “Doral Bank PR”) for the acquisition of certain assets and liabilities of one or more Puerto Rico banks from the Federal Deposit Insurance Corporation (the “FDIC”) as receiver, as further described in the Private Placement Memorandum;
     WHEREAS, the cash proceeds of the Offering from the Contingent Tranche (the “Contingent Offering Proceeds”), which will be used to provide additional capital to the Company following the Acquisition if it is consummated, and a portion of the Offered Preferred Stock in the Non-Contingent Tranche (the “Escrow Securities”) will be deposited and held in one or more escrow accounts (together, the “Escrow Account”) pursuant to an Escrow and Security

Agreement (the “Escrow Agreement”), dated as of date hereof, by and among the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as escrow agent (the “Escrow Agent”), in substantially the form attached hereto as Exhibit B;
     WHEREAS, Doral Bank PR plans to bid to acquire certain assets and assume certain liabilities of one or more Puerto Rico banks from the FDIC as receiver, as further described in the Private Placement Memorandum (the “Acquisition”), and if any bid is accepted, to complete the Acquisition pursuant to the terms of one or more purchase and assumption agreements to be entered into by Doral Bank, PR and the FDIC (the “Purchase and Assumption Agreement”); and
     WHEREAS, if (i) the FDIC notifies the Company that Doral Bank PR will not be permitted to enter a bid for the Acquisition, (ii) each of Doral Bank PR’s bid or bids for the Acquisition are rejected by the FDIC, (iii) Doral Bank PR has not submitted a bid by the last time that bids may be submitted in connection with an Acquisition, (iv) no bid by Doral Bank PR has been accepted by the FDIC by the date four weeks after the Funding Date, or (v) as of the close of business on the Acquisition Deadline (as defined in the Escrow Agreement), the Company has not delivered to the Escrow Agent a Disbursement Event Notice or a Failure Event Notice (each as defined in the Escrow Agreement) (each, a “Failure Event”), the Contingent Offering Proceeds will be released from escrow and returned to each Purchaser at the account specified by each Purchaser in the Escrow Agreement, together with the Escrow Securities.
     NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Issuance and Sale of Shares.
          1.1. Funding; Deliveries of Each Purchaser. Within one business day of the receipt of a funding notice from the Company (the “Funding Notice”), by facsimile, e-mail or otherwise, (such date, but not later than two weeks from the date hereof, the “Funding Date”), subject to the execution and delivery of the Escrow Agreement and the satisfaction of the other conditions set forth in Section 4 of this Agreement, each Purchaser shall, by wire transfer, (i) deliver the aggregate non-contingent purchase price adjacent to such Purchaser’s name on Schedule I pursuant to the instructions contained in the Funding Notice and (ii) deposit the aggregate contingent purchase price adjacent to such Purchaser’s name on Schedule I pursuant to the instructions set forth in the Escrow Agreement; provided, however, that the Purchasers set forth under the heading “Investment Companies” on Schedule I hereto, will not be required to deliver the aggregate non-contingent purchase price or the aggregate contingent purchase price, in each case, adjacent to such Purchaser’s name on Schedule I until such Purchaser’s receipt of Shares and notice of the Escrow Agent’s receipt of the Escrow Securities. The Contingent Offering Proceeds, plus all interest, dividends and other distributions and payments thereon, if any, received by the Escrow Agent, less any funds distributed or paid in accordance with this Agreement, are collectively referred to herein as the “Escrow Funds.”
          1.2. [Intentionally Omitted.]

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          1.3. Delivery of Shares; Release of Escrow Funds; Closing the Escrow Account.
               (a) Upon the receipt from a Purchaser of the aggregate non-contingent purchase price adjacent to such Purchaser’s name on Schedule I, the Company shall:
                    (i) issue and sell to each Purchaser and each Purchaser, severally and not jointly, shall buy from the Company, upon the terms and conditions herein set forth the number of non-contingent shares of Offered Preferred Stock to be delivered as of the Funding Date set forth opposite each Purchaser’s name in Schedule I to this Agreement at a purchase price of $1,000 per share;
                    (ii) deliver to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of shares of non-contingent Offered Preferred Stock to be delivered as of the Funding Date set forth opposite such Purchaser’s name in Schedule I, or if such shares are to be held in book-entry, to instruct the registrar to register such number of shares of non-contingent Offered Preferred Stock in the book-entry register; provided, however, that any Purchaser set forth under the heading “Investment Companies” on Schedule I hereto shall not be required to pay such non-contingent purchase price until it has first received such certificates or book-entry shares; and
                    (iii) deliver into an escrow account established pursuant to the Escrow Agreement (the “Share Escrow Account”) certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of shares of Escrow Securities to be delivered into the Share Escrow Account set forth opposite such Purchaser’s name in Schedule I, or if such shares are to be held in book-entry, to instruct the registrar to register such number of shares of Escrow Securities in the book-entry register.
               (b) Concurrent with the closing of the Acquisition (the “Closing Date”), the Company shall:
                    (i) issue and sell to each Purchaser and each Purchaser, severally and not jointly, shall buy from the Company, upon the terms and conditions herein set forth, (i) the number of contingent shares of Offered Common Stock set forth opposite each Purchaser’s name in Schedule I to this Agreement at a purchase price of $4.75 per share and (ii) the number of contingent shares of Offered Preferred Stock set forth opposite each Purchaser’s name in Schedule I to this Agreement at a purchase price of $1,000 per share; provided, however, that Purchasers who indicate on the signature page hereof that they are subject to HSR Approval or the Conversion Limit shall receive shares of Offered Preferred Stock only. “HSR Approval” means, as to any Purchaser, to the extent applicable and required to permit such Purchaser to convert such Purchaser’s shares of Offered Preferred Stock into common stock and to own such common stock without such Purchaser being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations

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thereunder (the “HSR Act”). “Conversion Limit” means ownership, or deemed ownership for applicable bank regulatory purposes, or ownership or deemed ownership upon conversion by a Purchaser (together with its affiliates, which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve) of more than 9.9% of the total number of any class of Voting Securities (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Corporation (4.9% for a holder that is subject to the Bank Holding Company Act of 1956, as amended (the “BHC Act”); and
                    (ii) deliver to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of shares of Contingent Offered Common Stock and Contingent Offered Preferred Stock set forth opposite such Purchaser’s name in Schedule I, or if such shares are to be held in book-entry, to instruct the registrar to register such number of shares of Contingent Offered Common Stock and Contingent Offered Preferred Stock in the book-entry register.
               (c) Pursuant to the terms of the Escrow Agreement, upon notice of a Disbursement Event (as defined in the Escrow Agreement), the Escrow Agent shall release the Escrow Funds to the Company from the Escrow Account.
               (d) Pursuant to the terms of the Escrow Agreement, upon notice of a Disbursement Event, the Escrow Agent shall release to the Company the aggregate number of shares of Escrow Securities delivered into the Share Escrow Account and the Company shall cancel such shares of Offered Preferred Stock.
               (e) Upon the occurrence of a Failure Event, (i) the Escrow Agent will unwind the Escrow Account and, subject to the terms and conditions of the Escrow Agreement, (A) release to each Purchaser that has deposited funds into the Escrow Account a pro rata portion of the Escrow Funds, measured as of the date such funds are released by the Escrow Agent from the Escrow Account, according to the aggregate purchase price adjacent to each such Purchaser’s name on Schedule I and (B) release to each Purchaser the number of shares of Escrow Securities delivered into the Share Escrow Account as set forth opposite such Purchaser’s name in Schedule I and (ii) no Offered Common Stock or Offered Preferred Stock will be issued hereunder with respect to the Contingent Tranche.
          SECTION 2. Representations, Warranties and Covenants of The Company. The Company hereby represents and warrants to, and covenants with, each Purchaser as follows:
          2.1. Organization and Qualification.
               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Private Placement Memorandum; the Company is (x) duly qualified in or licensed by, and is in good standing (or other similar concept that may exist in the applicable jurisdiction) in, each jurisdiction in which the nature of its respective businesses requires such qualification or licensing, and (y) in compliance with the applicable laws, orders, rules,

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regulations and directives issued or administered by such jurisdictions, except, with respect to (x) and (y), for any failure to be so qualified, so licensed, in good standing or in compliance with the applicable laws, orders, rules, regulations and directives issued or administered by such jurisdictions, as would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or would not prevent or materially interfere with the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result being herein referred to as a “Material Adverse Effect”); and the Company is duly registered as a bank holding company under the BHC Act. The deposit accounts of Doral Bank PR are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid.
               (b) The Company has no subsidiaries other than those listed on Schedule II of this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the Closing Date, except that the Company’s certificate of incorporation shall be amended to include the Certificate of Designations for the Offered Preferred Stock; each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Private Placement Memorandum; each Subsidiary is duly qualified in, or licensed by, and is in good standing (or other similar concept that may exist in the applicable jurisdiction) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except where such failure or violation would not reasonably be expected to have a Material Adverse Effect.
               (c) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local (which, for all purposes of this Agreement, shall include the Commonwealth of Puerto Rico and any subdivision thereof) or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries or knows of any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company

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from entering and performing any of its obligations under the Transaction Documents (as defined below), except where such violation, default, revocation, modification, condition, circumstance or situation would not reasonably be expected to have a Material Adverse Effect.
          2.2. Reporting Company; Form S-1. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Offered Common Stock and the Conversion Shares for resale by any Purchaser on a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby during the preceding twelve months on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension.
          2.3. Capitalization; Authorized Capital Stock. The Company has an authorized and outstanding capitalization as set forth under the heading “Capitalization” in the Private Placement Memorandum prepared by the Company as of the date set forth therein. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote are issued and outstanding. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the Conversion Shares. Except as disclosed in the Private Placement Memorandum, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to equity or incentive plans or arrangements as set forth above; (ii) except for the registration rights granted under this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (iii) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement and (v) there is no authorized and outstanding capital stock of the Company.
          2.4. Issuance, Sale and Delivery of the Shares.
               (a) The shares of Offered Common Stock have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum.

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               (b) The shares of Offered Preferred Stock have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum.
               (c) The holders of Offered Preferred Stock will be entitled to the rights and preferences set forth in the Certificate of Designations of the Offered Preferred Stock (the “Certificate of Designations”), a form of which is attached to this Agreement as Exhibit A, as further described in the Private Placement Memorandum.
               (d) The Company has reserved and at all times shall reserve and keep available, out of its authorized but unissued common stock, solely for the purpose of effecting the conversion of the Offered Preferred Stock (the “Conversion”), the full number of shares of common stock issuable upon the Conversion of all the Offered Preferred Stock from time to time outstanding. The Conversion Shares have been duly authorized, and when issued and delivered in the manner set forth in the Certificate of Designations, will be validly issued, fully paid and nonassessable.
               (e) No preemptive rights, resale rights, rights of first refusal or similar rights to subscribe for or purchase any shares of common stock or preferred stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement or the Conversion Shares pursuant to the Certificate of Designations, in each case, which have not been waived or complied with or will be waived or complied with on or before the Funding Date.
               (f) No further approval or consent by, or notice to, the stockholders or Board of Directors of the Company will be required for the issuance and sale of the Shares or the issuance of the Conversion Shares, as contemplated herein, except:
                    (i) pursuant to the Securityholders and Registration Rights Agreement, dated as of July 19, 2007, between Doral Holdings Delaware LLC (“Holdings”) and the Company (the “Stockholders Agreement”), a 20-day written notice must be provided to Holdings prior to an issuance of common stock, so long as Holdings owns at least 25% of the outstanding voting power of the Company; and
                    (ii) pursuant to New York Stock Exchange (the “NYSE”) Rule 312.03(c)(2), the stockholders of the Company must approve the issuance of common stock, or securities convertible into or exercisable for common stock, when such issuance will equal or exceed 20 percent of the number of shares of common stock outstanding before the issuance of common stock or securities convertible into or exercisable for common stock and, pursuant to NYSE Rule 312.03(b)(3), the stockholders of the Company must approve the issuance of common stock or securities convertible into or exercisable for common stock, when such issuance involves issuances to a substantial security holder (such common stockholder approvals being referred to herein as the “Stockholder Approval”). Notwithstanding the foregoing, the issuance and sale of the Shares prior to receipt of the Stockholder Approval will not contravene the rules and regulations of the NYSE.

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          2.5. Stockholder Approval.
               (a) The Company will file a proxy statement in preliminary form with respect to a special meeting of stockholders of the Company (the “Stockholder Meeting”) to obtain Stockholder Approval within 90 days following the Closing Date, and thereafter, will use its reasonable best efforts to cause a definitive proxy statement (the “Proxy Statement”) to be available to be distributed to stockholders. If the Company is notified by the U.S. Securities and Exchange Commission (the “SEC”) that the proxy statement will not be subject to review or subject to further review, as the case may be, it will mail the Proxy Statement within five business days after such notification and hold the Stockholder Meeting within 25 business days after mailing the Proxy Statement. The Proxy Statement shall solicit each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the: (i) approval of the Conversion for purposes of NYSE Rule 312.03(c)(2) and (ii) approval of the Conversion for purposes of NYSE Rule 312.03(b)(3). The Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions.
               (b) Notwithstanding Section 2.5(a) above, if a Failure Event occurs, the Company will file a proxy statement in preliminary form within 20 days following the return to the Purchasers of the Escrow Funds pursuant to the Escrow Agreement.
               (c) If the Company is unable to obtain the Stockholder Approval at the Stockholder Meeting, the Company will undertake to obtain such approval at (i) a special meeting of the Company’s stockholders held 90 days after the Stockholder Meeting and (ii) at least once every 90 days thereafter until Stockholder Approval is obtained.
               (d) If the Offered Preferred Stock (other than shares of Offered Preferred Stock held by investors that cannot invest directly in the Company’s Common Stock prior to receipt of HSR Approval and shares of Offered Preferred Stock that are not converted due to the Conversion Limit) remains outstanding on the 180th day following the Closing Date, the Conversion Price (as defined in the Certificate of Designations) will be decreased by 1.0%, subject to a maximum decrease of 10%, subject to adjustment, every 90 days thereafter (or the pro rata portion of such adjustments for any partial period) until the Offered Preferred Stock is no longer outstanding (other than shares of Preferred Stock held by investors that cannot invest directly in our Common Stock prior to receipt of HSR Approval and shares of Offered Preferred Stock that are not converted due to the Conversion Limit). The decreased Conversion Price shall not be applied with respect to shares of Offered Preferred Stock not previously converted due to the absence of an HSR Approval.
               (e) On or prior to the Funding Date, the Company will enter into a cooperation agreement, in substantially the form attached hereto as Exhibit C (the “Cooperation Agreement”), by and among the Company, Holdings, Doral Holdings L.P., and Doral GP Ltd. (such individuals and entities referred to as “Cooperation Agreement Stockholders”), committing each Cooperation Agreement Stockholder, among other things, to (i) vote their shares in favor of the resolutions described in Section 2.5(a) above, (ii) not voluntarily dissolve Holdings and Doral Holdings L.P. or transfer any of its shares of Common Stock prior to receipt of

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Stockholder Approval, and (iii) to dissolve Holdings and its direct and indirect parent companies after receipt of the Stockholder Approval;
          2.6. Due Execution, Delivery and Performance of the Agreements.
               (a) The Company has full legal right, corporate power and authority to enter into this Agreement, the Escrow Agreement, and the Cooperation Agreement (the “Transaction Documents”) and to perform the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed and delivered by the Company. The Transaction Documents constitute (assuming the due authorization, execution and delivery by the other party or parties hereto and thereto) legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 5.4 of this Agreement, may be limited by federal, state, or local securities law or the public policy underlying such laws and general equitable principles relating to the availability of remedies. The execution of the Transaction Documents by the Company and performance by the Company of its obligations under the Transaction Documents and the Certificate of Designations and the consummation of the transactions herein and therein contemplated will not violate any provision of the charter or bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary (provided, however, that nothing contained in this Agreement shall be construed as to prevent the Company from granting the Purchasers a security interest in the Escrow Funds pursuant to the terms of the Escrow Agreement) pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, self-regulatory organization (including the NYSE) administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties, and in each case that would have a Material Adverse Effect.
               (b) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the shareholders of the Company, is required for the execution and delivery of this Agreement, the Transaction Documents or the consummation of the transactions contemplated hereby, other than (i) the filing of the Certificate of Designations with the Secretary of State of the Commonwealth of Puerto Rico; (ii) the registration of the Offered Common Stock, and the Conversion Shares, under the Securities Act, in accordance with Section 5 hereof; (iii) solely with respect to the

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issuance of the Conversion Shares in accordance with the Certificate of Designations, such approvals, authorizations, consents, orders or filings, approvals required in connection with the Stockholder Approvals, which will be effected in accordance with Section 2.5 above; or (iv) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares will be sold.
          2.7. Accountants. PricewaterhouseCoopers LLP (“PWC”), who has expressed its audit opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which has been incorporated by reference in the Private Placement Memorandum, is a registered independent public accounting firm, within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants, as required by the Securities Act, and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”), and by the rules of the Public Company Accounting Oversight Board.
          2.8. No Defaults or Consents.
               (a) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under, nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under, or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, (i) its charter or bylaws, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to it or any of its properties, which violation or default would, in the case of clauses (ii), (iii), (iv) and (v) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph, result in a Material Adverse Effect.
               (b) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares and the issuance of the Conversion Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or bylaws of the

10

Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
          2.9. No Actions.
               (a) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
               (b) Neither the Company nor any Subsidiary is in violation of any rule or regulation of the SEC, the Office of Thrift Supervision (the “OTS”), the Federal Reserve or the FDIC, which would have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any directive from the OTS, the Federal Reserve or the FDIC to make any change in the method of conducting its business or affairs, and the Company and each Subsidiary have conducted their businesses in compliance with all applicable statutes and regulations (including, without limitation, all regulations, decisions, directives and orders of the OTS, the Federal Reserve and the FDIC), except where the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect.
          2.10. Properties. The Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Private Placement Memorandum as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except where the failure to so own such property would not have, individually or in the aggregate, a Material Adverse Effect; all the property described in the Private Placement Memorandum as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to so lease such property would not have, individually or in the aggregate, a Material Adverse Effect.
          2.11. No Material Adverse Change.
               (a) Except as described in or contemplated by the Private Placement Memorandum, from December 31, 2009 until the date hereof, there has been no circumstance, effect, event or change that, individually or in the aggregate, has, or would reasonably be expected to have a Material Adverse Effect on the Company. The capitalization, assets, properties and business of the Company conform in all material respects to the descriptions thereof in the Private Placement Memorandum as of the date specified.
               (b) Except as described in or contemplated by the Private Placement Memorandum, from December 31, 2009 until the date hereof, neither the Company nor any Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent,

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for borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business, in each case, which is material in light of the businesses and properties of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has any material contingent liabilities of any kind, except as set forth in the Private Placement Memorandum.
               (c) Except as described in or contemplated by the Private Placement Memorandum, from December 31, 2009 until the date hereof, none of the Company or any of its Subsidiaries has declared or paid any dividend or distribution to any holder of its capital stock or other equity interests (other than any cash dividend or distribution from a wholly owned Subsidiary to another wholly owned Subsidiary or the Company).
          2.12. Reports. During the preceding twelve months, the Company and each Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any governmental agency or body applicable to the Company or any Subsidiary (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. The Company Reports were filed on a timely basis or the Company received a valid extension and has filed any such Company Reports prior to the expiration of any such extension. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable governmental agency or body, as the case may be. To the knowledge of the Company, as of the date of hereof, there are no outstanding comments from the SEC or any other governmental agency or body applicable to the Company or any Subsidiary with respect to any Company Report. The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date hereof, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).
          2.13. Taxes. Except as disclosed in the Private Placement Memorandum, all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and to the Company’s knowledge, all such returns are true, correct and complete; all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has knowledge of any tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect.

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          2.14. Transfer Taxes. All stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to each Purchaser hereunder, as set forth in Schedule I to this Agreement, will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.
          2.15. Investment Company. Neither the Company nor any Subsidiary is, or after giving effect to the transactions contemplated hereby, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          2.16. Offering Materials. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto (including filings made by the Company under the Exchange Act and incorporated by reference into the Private Placement Memorandum). The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.
          2.17. Insurance. The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its and its Subsidiaries businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, except for such cancellation as would not, individually or in the aggregate, have a Material Adverse Effect.
          2.18. Additional Information. The information contained in the following documents, taken as a whole, which the Placement Agent has furnished to each Purchaser (it being understood that all documents publicly filed with or publicly furnished to the SEC shall be deemed “furnished” for purposes of this Section 2.18) did not, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading:
               (a) the Private Placement Memorandum, including all addenda and exhibits thereto and any document incorporated by reference therein, other than this Agreement and appendices and exhibits hereto; and
               (b) the investor presentation distributed to potential Purchasers, including all addenda and exhibits thereto.
     The documents incorporated by reference in the Private Placement Memorandum or attached as exhibits thereto, at the time they became effective or were filed with the SEC, as the

13

case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rules and Regulations, the “Rules and Regulations”).
          2.19. Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Shares.
          2.20. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Private Placement Memorandum.
          2.21. Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use any Purchaser’s name or the name of any of such Purchaser’s affiliates or investment advisers in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchasers for the specific use contemplated; provided that, to the extent such disclosure (i) is required to be disclosed under any law or regulation, (ii) is required to be disclosed or requested by, or necessary under the rules of, any court, any governmental agency or other regulatory authority (including, without limitation, any stock exchange or self-regulatory organization), or (iii) is necessary in connection with any action, investigation or proceeding (including, without limitation, as part of any interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, in each case whether oral or written, or any other legal or regulatory process), the Company shall provide such Purchaser with prior written notice of such disclosure to the extent practicable.
          2.22. Financial Statements. The financial statements incorporated by reference in the Private Placement Memorandum, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in “stockholder” equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed therein or in the Private Placement Memorandum.
          2.23. Listing Compliance.
               (a) The Company is in compliance with the requirements of the NYSE for continued listing of the Company’s common stock thereon. The Company has taken no action designed to, or, to its knowledge, likely to have the effect of, terminating the registration of the Company’s common stock under the Exchange Act or the listing of the Company’s common stock on the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing. The transactions contemplated

14

by this Agreement will not contravene the rules and regulations of the NYSE. The Company will comply with all requirements of the NYSE with respect to the issuance of the Conversion Shares and shall use its reasonable best efforts to cause the Offered Common Stock and Conversion Shares to be listed on the NYSE.
               (b) The Company hereby undertakes to file, and use reasonable best efforts to cause to be approved, a supplemental listing application with NYSE for the Offered Common Stock and Conversion Shares
          2.24. Internal Accounting Controls.
               (a) The Company and each of the Subsidiaries maintain a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the Exchange Act and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for the Company’s assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (b) The Company maintains a system of internal accounting controls it has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that (i) material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certificates required by the Exchange Act with respect to documents required to be filed by the Company with the SEC, and (ii) the Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and the NYSE promulgated thereunder.

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          2.25. Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries have instituted and maintain policies and procedures de signed to ensure continued compliance with the Foreign Corrupt Practices Act.
          2.26. Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “Bank Secrecy Act”), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
          2.27. Employee Relations.
               (a) Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, (C) no union representation dispute or collective bargaining agreement currently existing concerning the employees of the Company or any of the Subsidiaries, (iii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, and (iv) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any

16

applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, including regulations and published interpretations thereunder (“ERISA”), as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.
          2.28. ERISA. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its Subsidiaries or ERISA Affiliates would have any liability; the Company and each of its Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such Subsidiary is a member.
          2.29. Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) none of the Company, its Subsidiaries or any of their respective properties, assets and operations are in violation of any Environmental Laws (as defined below) and (ii) neither the Company nor any of its Subsidiaries are required to hold any permits or obtain any authorizations under any Environmental Laws (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
          2.30. Integration; Other Issuances of Shares. Neither the Company nor any Subsidiary or any affiliates, nor any person acting on its or their behalf, has issued any Shares or shares of any other series of common or preferred stock, or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of capital stock which would be integrated with the sale of the Shares to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NYSE, nor will the Company or its Subsidiaries or affiliates or any person acting on behalf of the Company take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the

17

Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the initial offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
          2.31. Non-Public Information.
               (a) The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement and the proposed transactions hereunder or contemplated herein (including, the Acquisition) may constitute such information.
               (b) The Company shall use its reasonable best efforts to (i) issue a press release announcing the signing of this Agreement prior to 9:30 a.m., New York City Time, on the first business day after the date hereof (which press release will disclose both the Non-Contingent Tranche and the Contingent Tranche, and describing, without naming the targets, that the proceeds of the Contingent Tranche are being held in escrow to support Doral Bank PR’s efforts related to a possible assisted transaction, and will be returned to investors if the transaction is not completed), (ii) file a Current Report on Form 8-K describing the material terms of the transactions contained in this Agreement, (iii) issue a press release announcing the closing of an Acquisition or the occurrence of a Failure Event prior to 8:30 a.m., New York City time, on the first business day after the Closing Date or the second business day after the occurrence of the Failure Event, as the case may be, and (iv) file a Current Report on Form 8-K describing the material terms of the transactions contained in any Acquisition agreements, and attaching as an exhibit to such Form 8-K the Acquisition agreements (the “Closing 8-K Filing”) prior to 5:30 p.m., New York City time, on the first business day after the Closing Date.
               (c) After giving effect to the filing of the Closing 8-K Filing or the filing of a Current Report on Form 8-K after the occurrence of a Failure Event, the Purchasers will not be in possession of any material non-public information relating to the Company and its Subsidiaries. Notwithstanding the foregoing, nothing contained in this Section 2.31(c) shall require the Company to release information covered by a confidentiality agreement with the FDIC, if any.
               (d) The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the earlier of (i) the filing of the Closing 8-K Filing with the SEC; and (ii) the unwinding of the Escrow Account following a Failure Event, without the prior express written consent of such Purchaser.
          2.32. Risk Management Instruments. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, any and all material interest rate swaps, caps, floors, option agreements (other than employee stock options)

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and other interest risk management arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder
          2.33. Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:
               (a) The Company and each Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Subsidiary satisfied, (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Subsidiary and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and
               (b) No Agency, Loan investor or Insurer has (i) claimed in writing that the Company or any Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Subsidiary or (iii) indicated in writing to the Company or any Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Subsidiary’s compliance with laws.
               (c) For purposes of this Section 2.33:
                    (i) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (A) authority to determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Subsidiary or (B) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation, state and local housing finance authorities.

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                    (ii) “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Subsidiary or a security backed by or representing an interest in any such mortgage loan; and
                    (iii) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
          2.34. Shell Company Status. The Company is not, and has never been, an issuer of the type described in Rule 144(i)(l) under the Securities Act.
          2.35. Solvency. The Company and each of its Subsidiaries do and will after giving effect to the transactions contemplated hereby to occur (i) own assets the fair saleable value of which are (A) greater than the total amount of its liabilities (including known contingent liabilities) and (B) greater than the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it, and (ii) not have capital that will be unreasonably small in relation to its business as presently conducted or contemplated. The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its Subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.
          2.36. Transactions With Affiliates and Employees. Except as set forth in the Private Placement Memorandum and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
          2.37. Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares or the Conversion Shares.

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          2.38. Adequate Capitalization. As of December 31, 2009, the Company’s Subsidiary insured depository institutions meet or exceed the standards necessary to be considered “adequately capitalized” under the FDIC’s regulatory framework for prompt corrective action.
          2.39. FDIC Policy Statement. The Company and Doral Bank PR are not subject to, and do not expect that, as a result of the issuance of Shares provided herein or otherwise arising in connection with the Acquisition, they will become subject to, the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions (August 26, 2009) (the “FDIC Policy Statement”).
          2.40. Compliance with Other Regulations. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries.
          2.41. Substantially Similar Agreement. Except as disclosed in the Private Placement Memorandum or the Transaction Documents, the Company has no other agreements with any Purchaser to purchase Offered Shares on terms that are not substantially similar to the Purchasers hereunder.
          2.42. Ownership. Based on the stock register of the Company, Holdings is the owner of a majority of the shares of the Company’s Common Stock.
          2.43. Enforcement of Cooperation Agreement. The Company agrees that it shall use its reasonable best efforts to enforce its rights under the Cooperation Agreement, including Section 3.05 thereof.
          SECTION 3. Representations, Warranties and Covenants of Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and covenants with, the Company that:
          3.1. Experience. (i) Such Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and has reviewed carefully the Private Placement Memorandum and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to

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purchase the Shares, including all information it deems relevant as the intended use of proceeds and resulting impact on the Company; (ii) Purchaser is acquiring up to the number of Shares set forth in Schedule I in the ordinary course of its business and for its own account and with no present intention of distributing any of the Shares, or Conversion Shares, or any arrangement or understanding with any other persons regarding the distribution of such Shares, or Conversion Shares (it being understood and agreed that this representation and warranty does not limit the Purchaser’s rights to sell or otherwise transfer shares pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations or to transfer Shares to its partners or members in compliance with the Securities Act and the Rules and Regulations); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, or Conversion Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares, or Conversion Shares by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed, or will complete or cause to be completed promptly after the date hereof but in any event within fifteen (15) days after the date hereof, the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are or will be true and correct as of the date it is so completed, and will be confirmed promptly by the Purchaser on written request of the Company (failure of the Purchaser to respond within two business days of receipt to be taken as confirmation); (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Schedule I, relied solely upon the Private Placement Memorandum and the representations and warranties of the Company contained herein and the Purchaser’s own investigation of the Company (including the intended use of proceeds and resulting impact on the Company); (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vii) the Purchaser is one of (A) an “institutional accredited investor” as defined in clauses (1), (2), (3), (4), (7) and (8) of Rule 501(a) of Regulation D promulgated under the Securities Act, (B) an “accredited investor” that is also a direct or indirect investor in Holdings or (C) an “accredited investor” who is also a director or executive officer of the Company.
          3.2. Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
          3.3. Confidentiality. For the benefit of the Company, the Purchaser previously agreed with the Placement Agent to keep confidential all information concerning this private placement, including without limitation, the assets that the Company may acquire pursuant to the Acquisition. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser’s confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser acknowledges that it is prohibited from

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reproducing or distributing the Private Placement Memorandum, this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors and its custodians and administrators in connection with its proposed investment in the Shares. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential, except as provided in the prior sentence. The Purchaser understands that the federal securities laws impose restrictions on trading based on information divulged in connection with this Offering. The obligations set forth in this Section 3.3 will terminate upon the earlier of the filing by the Company of the Closing 8-K Filing with the SEC or the filing of a Current Report on Form 8-K after the occurrence of a Failure Event. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of the Purchaser, (ii) is required to be disclosed under any law or regulation, (iii) is required to be disclosed or requested by, or necessary under the rules of, any court, any governmental agency or other regulatory authority (including, without limitation, any stock exchange or self-regulatory organization), or (iv) is necessary in connection with any action, investigation or proceeding (including, without limitation, as part of any interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, in each case whether oral or written, or any other legal or regulatory process); provided, however, that if the Purchaser is, subject to the exceptions in the immediately preceding sentence, legally required to disclose any information as provided in clauses (ii) – (iv) above, such Purchaser shall provide the Company with prior written notice of such disclosure to the extent practicable. To the extent legally permissible, the Purchaser will (at the Company’s expense) cooperate with the Company to the extent the Company may seek to limit such disclosure or avoid the requirement for such disclosure, including cooperating with the Company’s efforts to seek an order or other reliable assurance that confidential treatment will be afforded to the disclosed information.
          Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement should be considered to impose on the Purchaser any limitation on disclosure of the tax treatment or tax structure of the transactions or matters described herein.
          3.4. Investment Decision. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares, including the Private Placement Memorandum, constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
          3.5. Risk of Loss. The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, including, but not limited to, those set forth as “Risk Factors” in the Private Placement Memorandum and the risks involved in acquiring assets from an institution in FDIC receivership. The Purchaser understands that the market price of the Company’s common stock has been volatile, that there is no existing market for the Offered Preferred Stock and that no representation is being made as to the future value of the Shares or

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the future value or performance of any of the assets that the Company may acquire pursuant to the Acquisition.
          3.6. Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective, or the Shares or Conversion Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1), the Shares and Conversion Shares will bear a restrictive legend in substantially the following form (the “Transfer Legend”):
“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT), THE PUERTO RICO UNIFORM SECURITIES ACT (THE “PRUSA”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER EACH OF THE SECURITIES ACT AND THE PRUSA OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE PRUSA AND ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, THE PRUSA AND SUCH OTHER APPLICABLE LAWS.”
          3.7. Transfer Restrictions. (a) Until the earlier of (i) the Closing Date and (ii) unwinding of the Escrow Account following a Failure Event, the shares of Offered Preferred Stock issued in the Non-Contingent Tranche may not be offered, sold, pledged or otherwise transferred by a Purchaser except transfers to (A) the Company or its affiliates, (B) affiliates of such Purchaser, (C) persons that share a common discretionary investment adviser with such Purchaser or (D) for estate planning. Any such transfer must include the right to receive a corresponding portion of the Escrow Securities.
               (b) Consistent with the Transfer Legend set forth in Section 3.6, the Shares, and Conversion Shares, may only be disposed of in compliance with federal, state, or local securities laws. In connection with any transfer of Shares, or Conversion Shares, other than pursuant to the Registration Statement, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Shares, or Conversion Shares, under the Securities Act. As a condition of such transfer (unless effected pursuant to the Registration Statement or under Rule 144), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under

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this Agreement. The certificates representing the Shares, or Conversion Shares, may be subject to a stop transfer order for the purpose of enforcing the foregoing provisions, and the Company will instruct the transfer agent to transfer Shares, or Conversion Shares, to a transferee if the foregoing provisions are complied with and if, in the case of a transfer pursuant to the Registration Statement, the transferor causes the Prospectus (as defined in Section 3.9) to be delivered to the transferee (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule). At such time as the Shares, or Conversion Shares, are no longer required to bear a Transfer Legend, the Company agrees that it will, no later than three (3) business days after delivery by the Purchaser to the Company or its transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing Shares, or Conversion Shares, issued with the foregoing Transfer Legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares, or Conversion Shares, that is free from all restrictive and other legends. The Company shall not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.7.
          3.8. Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
          3.9. Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Shares, or Conversion Shares, under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule). The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, the Purchaser shall not use any written materials to offer the Shares, or Conversion Shares, for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Shares, or Conversion Shares, pursuant to said Prospectus during any period when the Purchaser’s use of the Prospectus is suspended pursuant to the last paragraph of Section 5.1 hereof. So long as the Purchaser holds Registrable Securities, on written request of the Company the Purchaser agrees to notify the Company of the sale of all of such Registrable Securities.
          3.10. Organization; Validity; Enforcements. To the extent the Purchaser is not a natural person, the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser (to the extent the Purchaser is not a

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natural person) or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) except for HSR Approval in the case of Purchasers that indicate on the signature page hereof that they are subject to HSR Approval, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall (assuming the due authorization, execution and delivery by the Company and the other parties hereto) constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to, or the enforcement of creditor’s rights and the application of equitable principles relating to, the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 5.4 of this Agreement, may be limited by federal, state, or local securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
          3.11. Short Sales. After the date the Purchaser entered into a confidentiality undertaking with the Placement Agent with respect to the transactions contemplated hereby, the Purchaser has not taken, and prior to the earlier of (i) the public announcement of the Acquisition or (ii) the unwinding of the Escrow Account, the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Offered Common Stock, effected any short sale of Offered Common Stock, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Offered Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Offered Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Offered Common Stock.
          3.12. Control. Assuming the accuracy of the representations and warranties of the Company and the other Purchasers, and the performance of the covenants and agreements of the Company contained herein, after giving effect to the purchase of the Shares set forth opposite each Purchaser’s name in Schedule I, a Purchaser, either acting alone or together with any other person or entity that to its knowledge may be affiliated with such Purchaser, or deemed to be acting in concert with such Purchaser pursuant to 12 C.F.R. Part 303, Subpart E, or 12 C.F.R. § 225.41, will not own, control or have the power to vote in excess of, (a) other than the Purchaser(s) listed on Schedule III hereto, if such Purchaser is or is controlled by a company registered under the BHC Act (a “BHC”), 4.9% of the shares of the Company’s voting stock outstanding, or (b) if such Purchaser is not a BHC, 9.9% of the shares of the Company’s voting stock outstanding, in each case immediately after giving effect to the issuance of all of the Shares offered by the Private Placement Memorandum. Without limiting the foregoing, each Purchaser

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represents and warrants that it does not have control and has no present intention of acquiring control of the Company, as “control” is defined in 12 C.F.R. Part 303, Subpart E or 12 C.F.R. § 225.2 and interpreted in the Federal Reserve Board’s “Policy Statement on Equity Investments in Banks and Bank Holding Companies” found in 12 C.F.R. §225.144.
          3.13. Prohibited Person. Neither the Purchaser, nor any person controlling, controlled by, or under common control with the Purchaser, nor, to such Purchaser’s knowledge, any person having a beneficial interest in the Purchaser, nor any other person on whose behalf a subscriber is acting, is any of the following (each a “Prohibited Person”):
               (a) a person whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC; “designated national” other than an “unblocked national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515;
               (b) a person with whom a United States citizen or entity is prohibited from transacting business, whether such prohibition arises under United States law, regulation, executive order, anti-money laundering laws, regulations or orders, or as a result of any list published by the U.S. Department of Commerce, the U.S. Department of Treasury, or the U.S. Department of State including any agency or office thereof;
               (c) a person who has funded or supported terrorism or suspected terrorist organizations or who has engaged in, or derived funds from, activities that relate to the laundering of the proceeds of illegal activity;
               (d) a non-U.S. shell bank (a bank without a physical presence in any country) or a person providing banking services indirectly to a non-U.S. shell bank;
               (e) a senior non-U.S. political figure or an immediate family member or close associate of such figure or an entity owned or controlled by such a figure; or
               (f) a person who, to the knowledge of the Purchaser, will result in, by reason of such person’s participation in the Offering or ownership of shares of Company common stock, the violation of any law, regulation, or governmental order (including banking or other financial institution regulatory laws, regulations or orders) to which the Company is subject.
               (g) If the Purchaser is a financial institution that is subject to the Bank Secrecy Act, the Purchaser has met and will continue to meet all of its obligations under the Bank Secrecy Act.
               (h) The funds to be used by the Purchaser to purchase the Shares are derived from legitimate and legal sources and not from any Prohibited Person.
          3.14. Representation. The Purchaser understands and agrees that Skadden, Arps, Slate, Meagher & Flom LLP represents the Placement Agent and not any Purchaser individually or the Purchasers collectively. The Purchaser further understands and agrees that the interest of the Placement Agent may be different than the interests of the Purchasers.

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          3.15. Taxes on Escrow Account. Purchaser shall be treated for tax purposes as owning their pro rata portion of the assets held in the Escrow Account until the earlier of: (1) the date of the consummation of the Acquisition, or (2) the date upon which the funds held in the Escrow Account are returned to Purchaser. Until such date, Purchaser must include their pro rata portion of all items of income, deduction, and credit of the Escrow Account.
          SECTION 4. Conditions Precedent and Closing Deliverables.
          4.1. Purchasers’ Conditions Precedent to Funding. Each Purchaser’s obligation to (a) pay the aggregate non-contingent purchase price and accept delivery of stock certificate(s) (or shares in book-entry form) to finalize the sale of the aggregate number of non-contingent Shares set forth adjacent to such Purchaser’s name on Schedule I and (b) fund the contingent purchase price to the Escrow Account shall be subject to the following conditions: (i) the Company shall have filed the Certificate of Designations with the Secretary of State of the Commonwealth of Puerto Rico pursuant to the Puerto Rico General Corporations Law; (ii) the Company’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate as of the date hereof and as of the Funding Date, as though made on and as of such date, except for those representations and warranties explicitly made as of a different date (which shall be accurate on and as of such date); (iii) the Company shall have entered into the Escrow Agreement in substantially the form provided as Exhibit B whereby the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement and shall execute and deliver to the Company a receipt for the escrow funds; (iv) the Company shall have entered into the Cooperation Agreement in substantially the form provided as Exhibit C whereby the Cooperation Agreement Stockholders covenant to vote all of their existing securities in favor of all resolutions related to the Conversion; (v) the delivery to the Purchasers by counsel to the Company of a legal opinion (which may be relied upon by the Placement Agent as if such opinion were addressed to it) substantially in the form attached hereto as Exhibit D-I; (vi) the delivery to the Purchasers by the Company’s counsel in Puerto Rico of a legal opinion (which may be relied upon by the Placement Agent as if such opinion were addressed to it) in the form attached hereto as Exhibit D-II; (vii) receipt by the Purchasers of a certificate (which may be relied upon by the Placement Agent as if such certificate were addressed to it) executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Funding Date, to the effect that the representations and warranties of the Company set forth herein were true and correct as of the date hereof and are true and correct as of the Funding Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Funding Date; (viii) such Purchaser shall not have been made subject to the FDIC Policy Statement solely as a result of its purchase of Shares hereunder; and (ix) the Company shall have received subscriptions for Shares aggregating at least $600 million (subject to reduction due to rounding).
          4.2. Bid Condition. Prior to Doral Bank PR submitting a bid, or any material change to a bid previously submitted, the Company shall certify to the Escrow Agent that it has determined that such bid constitutes a Qualified Acquisition (as defined herein). A “Qualified Acquisition” is one in which the Company would, on a pro forma basis as of December 31, 2009, have (a) a Tier 1 risk-based capital ratio as determined in accordance with 12 C.F.R. part 225, appendix A, of not less than 16.0%, and (b) a tangible book value per share of not less than $7.69.

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Tangible book value per share for these purposes shall be calculated by deducting from book value per share, as determined in accordance with generally accepted accounting principles, goodwill resulting from purchase accounting and the core deposit intangible that would result from the Acquisition. In determining whether a bid is a Qualified Acquisition, the Company shall be entitled to include any disposition of assets or repayment or satisfaction of liabilities if such action has been consummated or if the Company has entered into a binding contract with a counterparty ((which contract may be subject to conditions) and the Company must expect the contract to be consummated within 30 days after the Acquisition). Any variance between the pro forma metrics included in the Qualified Acquisition and the corresponding actual metrics, including any variance between estimates underlying the pro forma metrics and actual results will not, in the absence of bad faith on the part of the Company, result in any liability to the Company.
          4.3. Purchasers’ Conditions Precedent to the Closing Date of the Contingent Tranche. The release of funds from the Escrow Account and each Purchaser’s obligation to accept delivery of stock certificate(s) to finalize the sale of the aggregate number of contingent Shares set forth adjacent to such Purchaser’s name on Schedule I, on the Closing Date shall be subject to the Company having delivered to the Escrow Agent a certificate confirming that a Disbursement Event has occurred and instructing the Escrow Agent to release the Escrow Funds.
          4.4. Company’s Conditions Precedent to the Closing Date. The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) (or shares in book-entry form) to each Purchaser at the Closing Date shall be subject to prior receipt by the Escrow Agent of funds in the full amount of the aggregate purchase price adjacent to such Purchaser’s name on Schedule I hereto.
          4.5. Closing Deliverables. On the Closing Date the Company shall deliver, or cause to be delivered, to each Purchaser a legal opinion of Company’s counsel in Puerto Rico (which may be relied upon by the Placement Agent as if such opinion were addressed to it) in the form attached hereto as Exhibit D-III.
          SECTION 5. Registration of the Offered Common Stock, Conversion Shares and Holdings’ Common Stock; Compliance with the Securities Act.
          5.1. Registration Procedures and Expenses. The Company shall:
          (a) as soon as practicable, but in no event later than 90 days following the Closing Date (the “Initial Filing Deadline”), prepare and file with the SEC a Registration Statement on Form S-1 (the “Initial Registration Statement”) relating to the resale of Registrable Securities; provided, however, that if a Failure Event occurs (or the Escrow Agreement has otherwise been terminated), the Initial Filing Deadline shall be 20 days following the return to the Purchasers of the Escrow Funds pursuant to the Escrow Agreement. “Registrable Securities” means the Offered Common Stock and the Conversion Shares (including shares of common stock issuable as a result of an anti-dilution adjustment to the Conversion Price (as defined in the Certificate of Designation)), the shares of Common Stock owned as of the date hereof by Holdings and any capital stock of the Company issued with respect to the Shares or such shares owned by Holdings as a result of any stock split, stock dividend, recapitalization, exchange or

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similar event or otherwise, provided that Offered Common Stock, Conversion Shares, shares of Common Stock owned by Holdings or other capital stock shall not be Registrable Securities when (i) it is sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, (ii) on and after the one-year anniversary of the Closing Date or, if none, the Funding Date, or (iii) it has ceased to be outstanding;
          (b) use its reasonable best efforts, subject to receipt of necessary information from the Holders (as defined herein), to cause the SEC to declare the Initial Registration Statement effective within 180 days of the Closing Date; provided, however, that if a Failure Event occurs or the Escrow Agreement has otherwise been terminated, the Company shall use its reasonable best efforts, subject to receipt of necessary information from the Holders (including a completed Registration Statement Questionnaire (in the form attached hereto as part of Appendix I), to cause the SEC to declare the Initial Registration Statement effective within 110 days of the Funding Date) and in any event no later than five business days following notification from the SEC that the Initial Registration Statement will not be subject to review or that the SEC has no further comments to the Initial Registration Statement;
          (c) include in the Initial Registration Statement such information regarding each Holder from which the Company has received a completed Registration Statement Questionnaire to allow such Holder to deliver the prospectus to purchasers of Registrable Securities;
          (d) notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) business day of the effective date of such Registration Statement. The Company shall, on the first business day after the effective date of a Registration Statement, file a final Prospectus with the SEC under Rule 424(b);
          (e) promptly prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until such time as there are no Registrable Securities remaining (the “Registration Period”);
          (f) provide to each Holder who has returned a completed Registration Statement Questionnaire (in the form attached hereto as part of Appendix I) to the Company, a copy of any disclosure regarding the plan of distribution or the selling stockholders, in each case, with respect to such Holder, at least two business day in advance of any filing with the SEC of any Registration Statement or any amendment or supplement thereto that includes such information (failure of the Holder to respond within two business days of receipt to be taken as confirmation that such information with respect to such Holder constitutes written information furnished to the Company by or on behalf of such Holder expressly for use in such Registration Statement for purposes of Section 5.4);
          (g) furnish to any Holder with respect to the Registrable Securities registered under a Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of Prospectuses and such other documents as such Holder may reasonably

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request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Holder;
          (h) file documents required of the Company for Blue Sky clearance in states specified in writing by any Holder of Registrable Securities; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
          (i) in order to enable the Holders to sell the Registrable Securities under Rule 144 under the Securities Act, for a period of one year from the Closing Date or the unwinding of the Escrow Account following a Failure Event, as the case may be, use its reasonable best efforts to comply with the requirements of Rule 144, including, without limitation, using its reasonable best efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act;
          (j) ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading;
          (k) subject to the “black-out” provisions in the last paragraph of this Section 5.1, notify the Holders in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such notice shall not contain any material, non-public information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission;
          (l) notify the Holders as promptly as practicable when any post-effective amendment has become effective;
          (m) use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the prompt withdrawal of such order or suspension and to notify each Holder of Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual written notice of the initiation or written threat of any proceeding for such purpose;
          (n) include in the “Plan of Distribution” section of any Registration Statement disclosure substantially to the effect that: “The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions”;

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          (o) upon receipt of a completed Registration Statement Questionnaire (in the form attached hereto as part of Appendix I) after the date on which the Registration Statement becomes effective, together with any other information the Company may reasonably request, within 15 business days of receipt, or within 15 business days of the end of any period during which the Company has suspended use of the Registration Statement, file any amendments to the Registration Statement or supplements to the related prospectus as are necessary and permitted to allow any Holder from which the Company has received a completed Registration Statement Questionnaire to deliver the prospectus to purchasers of Registrable Securities; provided that the Company will not be obligated to file more than one post-effective amendment in any 60-calendar day period;
          (p) bear all expenses in connection with the procedures in paragraphs (a) through (o) of this Section 5.1, as well as Section 5.2, and the registration of the Registrable Securities pursuant to any Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Holders or underwriting discounts, brokerage fees and commissions incurred by the Holders, if any, in connection with the offering of the Registrable Securities pursuant to any such Registration Statement; and
          (q) use its reasonable best efforts to list the Common Stock and the Conversion Shares on the NYSE by the effective date of the Initial Registration Statement or, if earlier, 180 days after the Closing Date or the unwinding of the Escrow Account following a Failure Event, as the case may be.
     The Company understands that each Holder disclaims being an underwriter, but any such Holder being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. If the SEC requires that any Holder be named as an underwriter in any Registration Statement, such Holder may (and the Company will use its reasonable best efforts to allow such Holder to) withdraw its Shares from such Registration Statement. A draft of the proposed form of the Registration Statement Questionnaire related to a Registration Statement to be completed by each Holder (including the Purchasers) is attached hereto as Appendix I.
     As used herein, “Holder” means any Purchaser, Holdings (or any intended direct or indirect transferee of Holdings pursuant to its dissolution or other pro rata distribution of the Shares of the Company’s Common Stock held by Holdings), and any other holder of Registrable Securities to which the registration rights conferred by this Agreement have been transferred in compliance with Section 5 hereof.
     The Company may suspend (such period of time, a “Suspension Period”) the Holders’ use of any Registration Statement for a maximum of 45 calendar days in any 180 day period (an “Allowable Suspension Period”), if the Company, in its reasonable judgment, believes that (i) such Registration Statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) circumstances exist that make the use of such Registration Statement, prospectus or prospectus supplement inadvisable. However, if the Company determines in good faith that it would be materially detrimental to the Company or its securityholders for such use of such Registration Statement not to be suspended at such time, the Company may extend the Suspension Period from 45 calendar days to 90 calendar

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days; provided that the Company shall extend the Suspension Period (i) only if it generally exercises similar black-out rights against holders of similar securities that have registration rights and (ii) not more than once in any 12-month period. The Company will not specify the nature of the event giving rise to a Suspension Period in any notice to Holders of the existence of such a Suspension Period.
          5.2. Additional Registration Statements. If for any reason the SEC does not permit all Registrable Securities to be included in the Initial Registration Statement (such that the Initial Registration Statement may be used for resales in a manner that does not constitute, in the SEC’s view, an offering by the Company and that permits the continuous resale at the market by the Holders participating therein without being named therein as “underwriters”), then:
          (a) The Company shall promptly notify Holders and (i) first, exclude the shares held by any officer or director of the Company; (ii) second, exclude the Existing Shares (as defined herein) held by any Holder that is not an affiliate of the Company, any managing member of Doral GP Ltd. or any of such managing member’s affiliates; and (iii) third, reduce the number of Registrable Securities to be included in such Registration Statement by the Holders until such time as the SEC shall so permit such Registration Statement to become effective and be used for resales in a manner that does not constitute an offering by the Company and that permits the continuous resale at the market by the Holders participating therein without being named therein as “underwriters.” In making such reduction, the Company shall reduce the number of shares to be included by all such Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such Holder). In no event shall a Holder be required to be named as an “underwriter” in a Registration Statement without such Holder’s prior written consent; and
          (b) The Company shall prepare and file with the SEC one or more separate Registration Statements that meet the criteria set forth in the first sentence of this Section 5.2 with respect to any such Registrable Securities not included in the Initial Registration Statement. The Company will then use its reasonable best efforts at the first opportunity that is permitted by the SEC, but in no event later than the later of (i) 60 days from the date substantially all of the Registrable Securities registered under the Registration Statement have been sold by the Holders or (ii) six (6) months from the date the Initial Registration Statement was declared effective, to register for resale the Registrable Securities that have been excluded from being registered (provided such Registration Statement meets the criteria set forth in the first sentence of this Section 5.2). The Company shall use its reasonable best efforts to cause any such Registration Statement to be declared effective within 60 days following the filing thereof (and in any event no later than five business days following notification from the SEC that the Registration Statement will not be subject to review or that the SEC has no further comments to the Registration Statement) and to remain continuously effective for the Registration Period. In the event the SEC raises objections to any such subsequent Registration Statement, the procedures set forth in this Section 5.2 shall again be followed.
          5.3. Transfer of Securities. Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated by a Registration Statement referred to in Section 5.1 or Section 5.2 or as

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otherwise permitted by law and in accordance with Section 3.7, and that it will promptly notify the Company of any changes in the information set forth in any Registration Statement regarding the Purchaser or its plan of distribution.
          The rights of each Purchaser to registration of Registrable Securities pursuant to Section 5 may be assigned by any Purchaser to a transferee or assignee, or to the transferees of Holdings’ shares referred to above of Registrable Securities if such transfer is permitted under the terms hereof; provided, however, that the Company shall have no obligations with respect to such transferee or assignee until such time as such Purchaser or such transferee or assignee shall have furnished to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned and such transferee or assignee shall have completed the Registration Statement Questionnaire attached hereto as part of Appendix I.
          5.4. Indemnification.
               (a) For the purpose of this Section 5.4:
                    (i) the term “Holder/Affiliate” shall mean any affiliate of any Purchaser, including a transferee who is an affiliate of the Holder, and any person who controls the Holder or any affiliate of the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and
                    (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, any Registration Statement referred to in Section 5.1 or Section 5.2.
               (b) The Company agrees to indemnify and hold harmless such Holder and each Holder/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder or Holder/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal, state, or local statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) are based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto, not misleading in light

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of the circumstances under which they were made, and will promptly reimburse each Holder and each Holder/Affiliate for any reasonable legal and other expenses as such expenses are incurred by such Holder or such Holder/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information that relates to such Holder or such Holder/Affiliate’s proposed method of distribution to the extent that such information was furnished to the Company by or on behalf of such Holder or Holder/Affiliate expressly for use therein or (ii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to any Holder/Affiliate prior to the pertinent sale or sales by such Holder/Affiliate. All payments made by the Company pursuant to this Section 5.4(b) shall be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, and other liabilities related thereto) (collectively, “Taxes) imposed or levied by or on behalf of any taxing jurisdiction unless the Company is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for, or on account of, Taxes other than taxes or similar governmental charges imposed on net income or imposed other than by withholding from any payment made pursuant to this Section 5.4(b), the Company shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by any Holder or Holder/Affiliates, as the case may be (including Additional Amounts), after such withholding or deduction shall not be less than the amount such Holder or Holder/Affiliates, as the case may be, would have received if such Taxes had not been required to be withhold or deducted.
               (c) Each Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal, state, or local statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the consent of such Holder, which consent shall not be unreasonably withheld, conditioned or delayed) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the

35

extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information that relates to such Holder or Holder/Affiliate or such Holder’s or Holder/Affiliate’s proposed method of distribution to the extent that such information was furnished to the Company by or on behalf of such Holder or Holder/Affiliate expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any reasonable legal and other expense incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (x) such Holder will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and (y) such Holder’s aggregate liability under this Section 5 shall not exceed the amount of net proceeds received by such Holder on the sale of the Shares pursuant to the Registration Statement with respect to which the claim for indemnification hereunder is being made.
               (d) Promptly after receipt by an indemnified party under this Section 5.4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.4 notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5.4 to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on the written advice of counsel, which counsel is reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within

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a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its consent, which consent shall not be unreasonably withheld. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party unless such settlement includes a complete release of the indemnified party from all liability on claims that are the subject matter of such proceeding.
               (e) If a claim for indemnification under Section 5.4(b) or 5.4(c) is unavailable to an indemnified party or insufficient to hold an indemnified party harmless for any losses, claims, damages, liabilities or expenses to the extent provided in Section 5.4(b) or 5.4(c), as the case may be (“Losses”), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5.4 was available to such party in accordance with its terms.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4(e), no Holder shall be required to contribute, in the aggregate, any amount in excess of the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
               (f) The indemnity and contribution agreements contained in this Section 5.4 are in addition to any liability that the indemnifying parties may have to the indemnified parties.
          5.5. Termination of Conditions and Obligations. The restrictions imposed by Section 3.7 or Section 5.3 upon the transferability of the Registrable Securities shall cease and

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terminate as to any particular number of the Registrable Securities upon the earlier of (i) the passage of one year from the Closing Date or unwinding of the Escrow Account following a Failure Event, as the case may be, covering such Registrable Securities and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
          5.6. Information Available. The Company, upon the reasonable request of any Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by such Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by such Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.
          5.7. No Piggyback on Registrations. Neither the Company nor any of its security holders that is not a Holder may include securities of the Company in a Registration Statement hereunder.
          5.8. Delay in Filing or Effectiveness of Registration Statement. If:
               (a) any Registration Statement is not filed with the SEC on or prior to the applicable filing deadline as described in Section 5.1 or Section 5.2;
               (b) any Registration Statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to applicable effectiveness deadline as described in Section 5.1 or Section 5.2;
               (c) after the SEC has declared any Registration Statement effective, (a) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update such Registration Statement) to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (b) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (in each case of (a) and (b), other than during an Allowable Suspension Period);
               (d) a Suspension Period exceeds the length of an Allowable Suspension Period; or
               (e) after the date six months following the Closing Date or, if no bid with regard to an Acquisition has been accepted by the FDIC or the Escrow Agreement has otherwise been terminated, the Funding Date, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Holders that are not affiliates of the Company are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto);

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(any such failure or breach in clauses (a) through (e) above being referred to as an “Event,” and, for purposes of clauses (a), (b), (c or (e), the date on which such Event occurs, or for purposes of clause (d, the date on which such Allowable Suspension Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder (other than any Holder that is an officer or director of the Company) an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of (A) with respect to Registrable Securities that are Offered Common Stock (if any) and Conversion Shares, the aggregate purchase price paid by such Holder pursuant to this Agreement for any such Registrable Securities held by such Holder on the Event Date; and (B) with respect to Registrable Securities that are shares of Common Stock owned as of the date hereof by Holdings and any capital stock of the Company issued with respect to such shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Existing Shares”), the Purchase Price Equivalent (as defined herein) of such Existing Shares held by such Holder on the Event Date; provided, however, that the aggregate amount of Liquidated Damages shall not exceed 5.0% of the aggregate purchase price (in the case of (A) above) or 5.0% of the Purchase Price Equivalent (in the case of (B) above). For purposes of this Section 5.8, “Purchase Price Equivalent” means, with respect to any Holder as of any Event Date (x) the number of Existing Shares owned by such Holder on such Event Date multiplied by (y) the aggregate purchase price paid for the Offered Common Stock (if any) and the Offered Preferred Stock divided by the sum of the Offered Common Stock (if any) and Conversion Shares. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable (i) if, as of the relevant Event Date (or any applicable monthly anniversary of such Event Date), the Registrable Securities may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent or (ii) with respect to any period after the expiration of the Registration Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Registration Period). The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date, in which case Liquidated Damages shall apply as from the Event Date.
          SECTION 6. Broker’s Fee. Each Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchasers upon release of the Escrow Funds from the Escrow Account, subject to the terms and conditions of Section 5 thereof. Each Purchaser and the Company agree that no Purchaser shall be responsible for such fee and that the Company will indemnify and hold harmless each Purchaser and its affiliates against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser’s affiliates may become subject with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

39

          SECTION 7. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchasers under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase the Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
          SECTION 8. Purchasers’ Rights with respect to the Cooperation Agreement. The Company acknowledges and agrees that the Purchasers shall be third party beneficiaries to Section 3.01 and Section 3.02 of the Cooperation Agreement and a Majority in Interest of the Purchasers shall have the right to enforce such sections of the Cooperation Agreement directly to the extent a Majority in Interest of the Purchasers deems such enforcement necessary or advisable to protect the rights of the Purchasers thereunder. In addition, the Company agrees not to consent to any amendment of Section 3.01 and Section 3.02 of the Cooperation Agreement that materially and adversely affects the rights of the Purchasers thereunder without the prior written consent of a Majority in Interest of the Purchasers. For purposes of this Section 8, “Majority in Interest of the Purchasers” means a majority in interest of all Shares (calculated on an as-converted basis) other than Shares owned by Holdings or a direct or indirect investor in Holdings and their respective affiliates.
          SECTION 9. Miscellaneous.
          9.1. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
               (a) if to the Company, to:
Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
Attention: Enrique R. Ubarri
Facsimile: (787) 474-8014
E-mail: Enrique.Ubarri@doralfinancial.com

40

with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Leslie N. Silverman
Facsimile: (212) 225-3999
E-mail: lsilverman@cgsh.com
or to such other person at such other place as the Company shall designate to the Purchasers in writing; and
               (b) if to a Purchaser, at its address as set forth on Schedule I or at such other address or addresses as may have been furnished to the Company in writing.
          9.2. Survival of Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and each Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to each Purchaser of the Shares being purchased and the payment therefore. All representations and warranties made by the Company and each Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of two years following the Closing Date or the unwinding of the Escrow Account following a Failure Event.
          9.3. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Purchaser affected thereby. Any amendment or waiver effected in accordance with this Section 9.3 shall be binding upon each such Purchaser or such Purchaser’s successors or assigns and the Company.
          9.4. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
          9.5. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          9.6. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchasers submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and each Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of

41

any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          9.7. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.
          9.8. Entire Agreement. This Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. This Agreement supersedes all prior agreements and understandings, except for any existing confidentiality agreements, between the parties with respect to the subject matter.
          9.9. Fees and Expenses. Except as set forth herein, each of the Company and each Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
          9.10. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchasers and the Company, to the extent provided in Section 5.4, any person controlling the Company or the Purchasers, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 5.4 and, for purposes of Section 5 any other person included in the definition of “Holder”, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” of a Purchaser shall include any subsequent transferee of any the Shares sold to such Purchaser pursuant to this Agreement or any related Conversion Shares.
          9.11. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement; provided that neither the Company nor any Purchaser shall be obligated to provide any information, the disclosure of which either is prohibited by applicable law or contract (and such party shall not be obligated to seek the consent of any person to such disclosure).

42

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Doral Financial Corporation
By:
Name:
Title:

Print or Type:

Name of Purchaser	Jurisdiction of Purchaser’s Executive Offices
(Individual or Institution

Name of Individual representing Purchaser (if an Institution)	Title of Individual representing Purchaser (if an Institution)
Purchaser hereby represents and warrants that Purchaser is (check all that apply):

☐	an “investment company” within the meaning of Section 202 promulgated under the Investment Advisers Act of 1940, as amended;

☐	an “institutional accredited investor” as defined in clauses (1), (2), (3), (4), (7) and (8) of Rule 501(a) of Regulation D promulgated under the Securities Act;

☐	an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act that is also a direct or indirect investor in Doral Holdings Delaware LLC, and, as such, in the Contingent Tranche it will be issued only Offered Preferred Stock; and/or

☐	an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act who is also a director or executive officer of the Company.
Purchaser hereby notifies Company that its ownership of the Shares is (check all that apply):

☐ subject to HSR Approval; and/or	☐ subject to the Conversion Limit;
and in each such case Purchaser requests that, in the Contingent Tranche, it be issued only Offered Preferred Stock.
Signature by:

Individual Purchaser or Individual	Address:
representing Purchaser:	Telephone:
Facsimile:
E-mail:

Signature Page to Purchase Agreement (Investment Company)

1

Schedule I

		Non-Contingent Tranche				Contingent Tranche
		Number of Non-	Number of Non-
		Contingent Shares of	Contingent Shares of			Number of		Number of
		Offered Preferred	Offered Preferred		Aggregate	Contingent Offered		Contingent Offered
		Stock Shares to Be	Stock Shares to Be		Non-Contingent	Common Stock	Price Per	Preferred Stock	Price Per
	Investor $	Delivered as of the	Delivered into	Price Per Share	Purchase	Shares to Be	Share In	Shares to Be	Share In	Aggregate Contingent
Name of Purchaser	Allocation	Funding Date	Escrow	In Dollars	Price	Purchased	Dollars	Purchased	Dollars	Purchase Price
Anchorage
Anchorage Capital Master Offshore, Ltd.	$50,000,000.00	15,000.000	8,750.000	$1,000	$15,000,000.000	—	$4.75	35,000.000	$1,000	$35,000,000.000

Wellington
Bay Pond Partners, L.P.	$14,127,424.00	4,238.000	2,472.000	$1,000	$4,238,000.000	553,984.000	$4.75	7,258.000	$1,000	$9,889,424.000
Ithan Creek Master Investors (Cayman) L.P.	$10,288,629.75	3,087.000	1,800.000	$1,000	$3,087,000.000	403,501.000	$4.75	5,285.000	$1,000	$7,201,629.750
Bay Pond Investors (Bermuda) L.P.	$8,372,605.50	2,512.000	1,465.000	$1,000	$2,512,000.000	328,338.000	$4.75	4,301.000	$1,000	$5,860,605.500
*Vanguard Explorer Fund	$6,048,652.50	1,814.000	1,058.000	$1,000	$1,814,000.000	237,190.000	$4.75	3,108.000	$1,000	$4,234,652.500
Wolf Creek Investors (Bermuda) L.P.	$2,838,689.25	852.000	497.000	$1,000	$852,000.000	111,303.000	$4.75	1,458.000	$1,000	$1,986,689.250
*First Opportunity Fund, Inc.	$1,946,581.75	584.000	341.000	$1,000	$584,000.000	76,333.000	$4.75	1,000.000	$1,000	$1,362,581.750
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Active Small Cap Stock Portfolio	$1,206,983.75	362.000	212.000	$1,000	$362,000.000	47,365.000	$4.75	620.000	$1,000	$844,983.750
Public Employees’ Retirement System of Mississippi	$1,118,230.50	336.000	196.000	$1,000	$336,000.000	43,838.000	$4.75	574.000	$1,000	$782,230.500
Ithan Creek Master Investment Partnership (Cayman) II, L.P.	$1,045,925.75	314.000	183.000	$1,000	$314,000.000	41,037.000	$4.75	537.000	$1,000	$731,925.750
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Small Cap Opportunities Portfolio	$853,158.25	256.000	150.000	$1,000	$256,000.000	33,507.000	$4.75	438.000	$1,000	$597,158.250
Deferred Compensation Plan for Employees of the City of New York and Related Agencies and Instrumentalities	$820,864.50	246.000	144.000	$1,000	$246,000.000	32,182.000	$4.75	422.000	$1,000	$574,864.500
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Small Cap Opportunities Portfolio	$456,077.25	137.000	80.000	$1,000	$137,000.000	17,911.000	$4.75	234.000	$1,000	$319,077.250
*MassMutual Select Small Cap Growth Equity Fund	$424,954.50	128.000	74.000	$1,000	$128,000.000	16,622.000	$4.75	218.000	$1,000	$296,954.500
*MML Small Cap Growth Equity Fund	$274,152.75	82.000	48.000	$1,000	$82,000.000	10,769.000	$4.75	141.000	$1,000	$192,152.750
LICR Fund, Inc.	$115,446.25	34.000	20.000	$1,000	$34,000.000	4,515.000	$4.75	60.000	$1,000	$81,446.250
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Multi-Strategy Global Equity Portfolio	$61,347.75	18.000	10.000	$1,000	$18,000.000	2,389.000	$4.75	32.000	$1,000	$43,347.750

Eton Park
Eton Park Master Fund, Ltd	$30,014,000.00	9,004.000	5,252.000	$1,000	$9,004,000.000	—	$4.75	21,010.000	$1,000	$21,010,000.000
Eton Park Fund, L.P.	$16,162,000.00	4,849.000	2,827.000	$1,000	$4,849,000.000	—	$4.75	11,313.000	$1,000	$11,313,000.000

Marathon Asset Management
Marathon Special Opportunity Master Fund, Ltd	$33,000,000.00	9,900.000	5,775.000	$1,000	$9,900,000.000	—	$4.75	23,100.000	$1,000	$23,100,000.000

Jefferies	$30,000,237.25
LMA SPC for and on behalf of MAP69 Segregated Portfolio	$19,687,137.75	5,906.000	3,445.000	$1,000	$5,906,000.000	772,029.000	$4.75	10,114.000	$1,000	$13,781,137.750
Jefferies Dakota Master Fund, Ltd.	$10,313,099.50	3,094.000	1,805.000	$1,000	$3,094,000.000	404,442.000	$4.75	5,298.000	$1,000	$7,219,099.500

S-I-1

		Non-Contingent Tranche				Contingent Tranche
		Number of Non-	Number of Non-
		Contingent Shares of	Contingent Shares of			Number of		Number of
		Offered Preferred	Offered Preferred		Aggregate	Contingent Offered		Contingent Offered
		Stock Shares to Be	Stock Shares to Be		Non-Contingent	Common Stock	Price Per	Preferred Stock	Price Per
	Investor $	Delivered as of the	Delivered into	Price Per Share	Purchase	Shares to Be	Share In	Shares to Be	Share In	Aggregate Contingent
Name of Purchaser	Allocation	Funding Date	Escrow	In Dollars	Price	Purchased	Dollars	Purchased	Dollars	Purchase Price
Samlyn
Samlyn Onshore Fund, LP	$15,728,885.50	4,719.000	2,753.000	$1,000	$4,719,000.000	616,818.000	$4.75	8,080.000	$1,000	$11,009,885.500
Samlyn Offshore Master Fund, Ltd	$14,271,351.75	4,281.000	2,497.000	$1,000	$4,281,000.000	559,653.000	$4.75	7,332.000	$1,000	$9,990,351.750

Senvest	$30,000,237.25
Senvest Master Fund LP	$15,000,121.00	4,500.000	2,625.000	$1,000	$4,500,000.000	588,236.000	$4.75	7,706.000	$1,000	$10,500,121.000
Senvest International LLC	$15,000,116.25	4,500.000	2,625.000	$1,000	$4,500,000.000	588,235.000	$4.75	7,706.000	$1,000	$10,500,116.250

Canyon Capital	$30,000,000.00
The Canyon Value Realization Master Fund, L.P.	$16,248,000.00	4,875.000	2,843.000	$1,000	$4,875,000.000	—	$4.75	11,373.000	$1,000	$11,373,000.000
Canyon Value Realization Fund, L.P.	$7,530,000.00	2,259.000	1,318.000	$1,000	$2,259,000.000	—	$4.75	5,271.000	$1,000	$5,271,000.000
Canyon Balanced Master Fund, Ltd.	$3,171,000.00	951.000	555.000	$1,000	$951,000.000	—	$4.75	2,220.000	$1,000	$2,220,000.000
Canyon-GRF Master Fund, L.P.	$3,051,000.00	915.000	534.000	$1,000	$915,000.000	—	$4.75	2,136.000	$1,000	$2,136,000.000

Waterstone Capital	$30,000,000.00
Waterstone Market Neutral Master Fund, Ltd.	$19,543,000.00	5,863.000	3,420.000	$1,000	$5,863,000.000	—	$4.75	13,680.000	$1,000	$13,680,000.000
Waterstone MF Fund, Ltd.	$3,671,000.00	1,101.000	643.000	$1,000	$1,101,000.000	—	$4.75	2,570.000	$1,000	$2,570,000.000
Waterstone Market Neutral Mac51, Ltd.	$2,835,000.00	850.000	495.000	$1,000	$850,000.000	—	$4.75	1,985.000	$1,000	$1,985,000.000
DBX — Convertible Arbitrage 13 Fund	$2,079,000.00	624.000	364.000	$1,000	$624,000.000	—	$4.75	1,455.000	$1,000	$1,455,000.000
IAM Mini-Fund 21 Limited	$978,000.00	293.000	171.000	$1,000	$293,000.000	—	$4.75	685.000	$1,000	$685,000.000
Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio	$672,000.00	202.000	118.000	$1,000	$202,000.000	—	$4.75	470.000	$1,000	$470,000.000
Nomura Waterstone Market Neutral Fund	$222,000.00	67.000	39.000	$1,000	$67,000.000	—	$4.75	155.000	$1,000	$155,000.000

Sandler O’Neil	$27,499,547.25
Malta Titan Fund, L.P.	$8,248,672.50	2,475.000	1,444.000	$1,000	$2,475,000.000	323,510.000	$4.75	4,237.000	$1,000	$5,773,672.500
Malta Hedge Fund II, L.P.	$6,486,385.75	1,946.000	1,135.000	$1,000	$1,946,000.000	254,397.000	$4.75	3,332.000	$1,000	$4,540,385.750
SOAM Capital Partners, L.P.	$5,000,000.00	1,500.000	875.000	$1,000	$1,500,000.000	196,000.000	$4.75	2,569.000	$1,000	$3,500,000.000
Malta MLC Fund, L.P.	$3,323,010.50	997.000	582.000	$1,000	$997,000.000	130,318.000	$4.75	1,707.000	$1,000	$2,326,010.500
Malta Offshore, Ltd.	$2,240,439.50	672.000	392.000	$1,000	$672,000.000	87,882.000	$4.75	1,151.000	$1,000	$1,568,439.500
Malta Hedge Fund, L.P.	$1,130,581.75	339.000	198.000	$1,000	$339,000.000	44,333.000	$4.75	581.000	$1,000	$791,581.750
Malta MLC Offshore, Ltd.	$750,987.25	225.000	131.000	$1,000	$225,000.000	29,471.000	$4.75	386.000	$1,000	$525,987.250
Malta Partners, L.P.	$319,470.00	96.000	56.000	$1,000	$96,000.000	12,520.000	$4.75	164.000	$1,000	$223,470.000

S-I-2

		Non-Contingent Tranche				Contingent Tranche
		Number of Non-	Number of Non-
		Contingent Shares of	Contingent Shares of			Number of		Number of
		Offered Preferred	Offered Preferred		Aggregate	Contingent Offered		Contingent Offered
		Stock Shares to Be	Stock Shares to Be		Non-Contingent	Common Stock	Price Per	Preferred Stock	Price Per
	Investor $	Delivered as of the	Delivered into	Price Per Share	Purchase	Shares to Be	Share In	Shares to Be	Share In	Aggregate Contingent
Name of Purchaser	Allocation	Funding Date	Escrow	In Dollars	Price	Purchased	Dollars	Purchased	Dollars	Purchase Price
FSI Group
Financial Stocks Capital Partners V L.P.	$18,000,930.00	5,400.000	3,150.000	$1,000	$5,400,000.000	705,880.000	$4.75	9,248.000	$1,000	$12,600,930.000
PM Manger Fund, SPC., on behalf of and for the account of Segregated Portfolio 23	$4,999,380.00	1,500.000	875.000	$1,000	$1,500,000.000	196,080.000	$4.75	2,568.000	$1,000	$3,499,380.000
FSI Skyline Fund OC, Ltd.	$1,999,552.00	600.000	350.000	$1,000	$600,000.000	78,432.000	$4.75	1,027.000	$1,000	$1,399,552.000

John Hancock
*John Hancock Regional Bank Fund	$11,672,779.75	3,502.000	2,042.000	$1,000	$3,502,000	398,901.000	$4.75	6,276.000	$1,000	$8,170,779.750
*John Hancock Bank and Thrift Opportunity Fund	$6,096,719.50	1,829.000	1,067.000	$1,000	$1,829,000	208,362.000	$4.75	3,278.000	$1,000	$4,267,719.500
*John Hancock Financial Industries Fund	$5,180,992.25	1,554.000	907.000	$1,000	$1,554,000	177,051.000	$4.75	2,786.000	$1,000	$3,626,992.250

Duquesne
Juggernaut Fund L.P.	$22,500,176.75	6,750.000	3,938.000	$1,000	$6,750,000.000	882,353.000	$4.75	11,559.000	$1,000	$15,750,176.750

Citadel
Citadel Equity Fund Ltd.	$20,000,491.50	6,000.000	3,500.000	$1,000	$6,000,000.000	784,314.000	$4.75	10,275.000	$1,000	$14,000,491.500

Oak Hill
OHSF Financing, Ltd.	$6,858,212.25	2,057.000	1,200.000	$1,000	$2,057,000	302,571.000	$4.75	3,364.000	$1,000	$4,801,212.250
OHA Strategic Credit Master Fund, L.P.	$4,754,355.25	1,426.000	832.000	$1,000	$1,426,000	209,759.000	$4.75	2,332.000	$1,000	$3,328,355.250
Oak Hill Credit Opportunities Financing, Ltd.	$4,431,800.75	1,330.000	777.000	$1,000	$1,330,000	195,537.000	$4.75	2,173.000	$1,000	$3,101,800.750
Future Fund Board of Guardians	$2,322,547.25	697.000	406.000	$1,000	$697,000	102,431.000	$4.75	1,139.000	$1,000	$1,625,547.250
OHA Strategic Credit Master Fund II, L.P.	$1,333,404.50	400.000	233.000	$1,000	$400,000	58,822.000	$4.75	654.000	$1,000	$933,404.500
Lerner Enterprises, LLC	$299,856.75	90.000	52.000	$1,000	$90,000	13,233.000	$4.75	147.000	$1,000	$209,856.750

Goldentree
GoldenTree Master Fund, Ltd.	$15,100,000.00	4,530.000	2,643.000	$1,000	$4,530,000.000	—	$4.75	10,570.000	$1,000	$10,570,000.000
GN3 SIP Ltd.	$2,750,000.00	825.000	481.000	$1,000	$825,000.000	—	$4.75	1,925.000	$1,000	$1,925,000.000
GoldenTree Master Fund II, Ltd.	$2,150,000.00	645.000	376.000	$1,000	$645,000.000	—	$4.75	1,505.000	$1,000	$1,505,000.000

Och-Ziff
OZ Master Fund, Ltd.	$13,668,000.00	4,100.000	2,392.000	$1,000	$4,100,000.000	536,000.000	$4.75	7,022.000	$1,000	$9,568,000.000
OZ Global Special Investments Master Fund, LP	$685,689.50	206.000	120.000	$1,000	$206,000.000	26,882.000	$4.75	352.000	$1,000	$479,689.500
Gordel Holdings Limited	$426,353.50	128.000	74.000	$1,000	$128,000.000	16,706.000	$4.75	219.000	$1,000	$298,353.500
OZ Select Master Fund, Ltd.	$220,073.25	66.000	39.000	$1,000	$66,000.000	8,647.000	$4.75	113.000	$1,000	$154,073.250

S-I-3

		Non-Contingent Tranche				Contingent Tranche
		Number of Non-	Number of Non-
		Contingent Shares of	Contingent Shares of			Number of		Number of
		Offered Preferred	Offered Preferred		Aggregate	Contingent Offered		Contingent Offered
		Stock Shares to Be	Stock Shares to Be		Non-Contingent	Common Stock	Price Per	Preferred Stock	Price Per
	Investor $	Delivered as of the	Delivered into	Price Per Share	Purchase	Shares to Be	Share In	Shares to Be	Share In	Aggregate Contingent
Name of Purchaser	Allocation	Funding Date	Escrow	In Dollars	Price	Purchased	Dollars	Purchased	Dollars	Purchase Price
Goldman Sachs
Goldman Sachs Investment Partners Master Fund, L.P.	$15,000,000.00	4,500.000	2,625.000	$1,000	$4,500,000	—	$4.75	10,500.000	$1,000	$10,500,000.000

Perry Capital
Perry Partners International, Inc.	$11,202,000.00	3,361.000	1,960.000	$1,000	$3,361,000.000	—	$4.75	7,841.000	$1,000	$7,841,000.000
Perry Partners LP	$3,798,000.00	1,139.000	665.000	$1,000	$1,139,000.000	—	$4.75	2,659.000	$1,000	$2,659,000.000

Berggruen
Berggruen Holdings Ltd.	$13,500,000.00	4,050.000	2,363.000	$1,000	$4,050,000.000	—	$4.75	9,450.000	$1,000	$9,450,000.000

Tennenbaum
*Tennenbaum Opportunities Partners V, LP	$5,040,000.00	1,512.000	882.000	$1,000	$1,512,000.000	—	$4.75	3,528.000	$1,000	$3,528,000.000
*Special Value Opportunities Fund, LLC	$3,867,000.00	1,160.000	677.000	$1,000	$1,160,000.000	—	$4.75	2,707.000	$1,000	$2,707,000.000
*Special Value Continuation Partners, LP	$2,253,000.00	676.000	394.000	$1,000	$676,000.000	—	$4.75	1,577.000	$1,000	$1,577,000.000
*Special Value Expansion Fund, LLC	$840,000.00	252.000	147.000	$1,000	$252,000.000	—	$4.75	588.000	$1,000	$588,000.000

Smith Management
Alden Global Distressed Opportunities Fund, L.P.	$10,000,469.75	3,000.000	1,750.000	$1,000	$3,000,000.000	352,941.000	$4.75	5,324.000	$1,000	$7,000,469.750

GLG
Interfund SICAV: sub-fund Interfund Equity USA	$5,000,375.25	1,500.000	875.000	$1,000	$1,500,000.000	196,079.000	$4.75	2,569.000	$1,000	$3,500,375.250
GLG North America Opportunity Fund	$4,999,370.50	1,500.000	875.000	$1,000	$1,500,000.000	196,078.000	$4.75	2,568.000	$1,000	$3,499,370.500

Heights
Capital Ventures International	$5,000,370.50	1,500.000	875.000	$1,000	$1,500,000.000	196,078.000	$4.75	2,569.000	$1,000	$3,500,370.500

QVT
QVT Fund LP	$4,507,648.00	1,352.000	789.000	$1,000	$1,352,000.000	176,768.000	$4.75	2,316.000	$1,000	$3,155,648.000
Quintessence Fund L.P.	$492,722.50	148.000	86.000	$1,000	$148,000.000	19,310.000	$4.75	253.000	$1,000	$344,722.500

S-I-4

		Non-Contingent Tranche				Contingent Tranche
		Number of Non-	Number of Non-
		Contingent Shares of	Contingent Shares of			Number of		Number of
		Offered Preferred	Offered Preferred		Aggregate	Contingent Offered		Contingent Offered
		Stock Shares to Be	Stock Shares to Be		Non-Contingent	Common Stock	Price Per	Preferred Stock	Price Per
	Investor $	Delivered as of the	Delivered into	Price Per Share	Purchase	Shares to Be	Share In	Shares to Be	Share In	Aggregate Contingent
Name of Purchaser	Allocation	Funding Date	Escrow	In Dollars	Price	Purchased	Dollars	Purchased	Dollars	Purchase Price
Tricadia
Mariner-Tricadia Credit Strategies Master Fund, Ltd	$3,499,961.25	1,050.000	613.000	$1,000	$1,050,000	137,255.000	$4.75	1,798.000	$1,000	$2,449,961.250
Structured Credit Opportunities Fund, L.P.	$1,500,409.25	450.000	262.000	$1,000	$450,000	58,823.000	$4.75	771.000	$1,000	$1,050,409.250

UBS O’Connor
O’Connor Global Multi-Strategy Alpha Master Limited	$5,000,370.50	1,500.000	875.000	$1,000	$1,500,000.000	196,078.000	$4.75	2,569.000	$1,000	$3,500,370.500

LP Accounts
Ari Capital Partners, LLLP	$476,000.00	143.000	83.000	$1,000	$143,000.000	—	$4.75	333.000	$1,000	$333,000.000
Lam Financial Holdings, Ltd, LLLP	$476,000.00	143.000	83.000	$1,000	$143,000.000	—	$4.75	333.000	$1,000	$333,000.000
Leo R. Jalenak Jr.	$190,000.00	57.000	33.000	$1,000	$57,000.000	—	$4.75	133.000	$1,000	$133,000.000
Lion De Leeuw Investments LLC	$100,000.00	30.000	18.000	$1,000	$30,000.000	—	$4.75	70.000	$1,000	$70,000.000
James D. Marver	$100,000.00	30.000	18.000	$1,000	$30,000.000	—	$4.75	70.000	$1,000	$70,000.000
Timothy R. Chrisman	$100,000.00	30.000	18.000	$1,000	$30,000.000	—	$4.75	70.000	$1,000	$70,000.000
Scott R. Royster	$50,000.00	15.000	9.000	$1,000	$15,000.000	—	$4.75	35.000	$1,000	$35,000.000
Randolph Street Ventures, L.P. - 2006-3C	$48,000.00	14.000	8.000	$1,000	$14,000.000	—	$4.75	34.000	$1,000	$34,000.000
Randall C. Bassett	$10,000.00	3.000	2.000	$1,000	$3,000.000	—	$4.75	7.000	$1,000	$7,000.000

Doral Management
Robert Wahlman	$500,000.00	150.000	88.000	$1,000	$150,000.000	—	$4.75	350.000	$1,000	$350,000.000
Glen Wakeman	$100,000.00	30.000	18.000	$1,000	$30,000.000	—	$4.75	70.000	$1,000	$70,000.000
Chris Poulton	$100,000.00	30.000	18.000	$1,000	$30,000.000	—	$4.75	70.000	$1,000	$70,000.000
Lesbia Blanco	$100,000.00	30.000	18.000	$1,000	$30,000.000	—	$4.75	70.000	$1,000	$70,000.000
Stan Makson	$24,000.00	7.000	4.000	$1,000	$7,000.000	—	$4.75	17.000	$1,000	$17,000.000

Totals	$600,002,995.25	180,000.000	105,002.000	—	$180,000,000.000	12,999,999.000	—	358,253.000	—	$420,002,995.250

*	Investment Company

S-I-5

Schedule II
List of Doral Financial Corporation Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
Doral Mortgage, LLC	Puerto Rico
Doral Investment International, LLC	Puerto Rico
Doral Bank	Puerto Rico
Doral Money, Inc.	Delaware
Doral Bank, FSB	USA
Doral Insurance Agency, Inc.	Puerto Rico
Doral Properties, Inc.	Puerto Rico
CB, LLC	Puerto Rico

S-II-1

Schedule III
Purchasers listed in accordance with Section 3.12
Goldman Sachs Investment Partners Master Fund, L.P.

S-III-1

EXHIBIT A
CERTIFICATE OF DESIGNATIONS
OF
MANDATORILY CONVERTIBLE NON-CUMULATIVE NON-VOTING PREFERRED STOCK
OF
DORAL FINANCIAL CORPORATION
Pursuant to Section 5.01(G) of the
General Corporation Law
of the Commonwealth of Puerto Rico
     The undersigned, Enrique R. Ubarri, Executive Vice President, General Counsel and Corporate Secretary of Doral Financial Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Corporation”), hereby certifies that, in accordance with Section 5.01(G) of the General Corporation Law of the Commonwealth of Puerto Rico, the Board of Directors hereby approves this Certificate of Designations and hereby states and certifies that pursuant to the authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of the Corporation, as amended (as such may be amended, modified or restated from time to time, the “Certificate of Incorporation”), the Board of Directors adopted the following resolutions on a meeting duly held on April 14, 2010:
     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with Article FOURTH of its Certificate of Incorporation, a series of Serial Preferred Stock of the Corporation be and it hereby is created.
     FURTHER RESOLVED, that the Board of Directors has determined that the preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing stockholders of the Corporation.
     FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof. are as follows:
RIGHTS AND PREFERENCES
     Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock” (the “Preferred Stock”). The number of shares constituting such series shall be 650,000. The par value of the Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share

(as adjusted equitably for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Preferred Stock).
     Section 2. Ranking. The Preferred Stock shall, with respect to dividend rights (except to the extent that Parity Securities have a stated dividend yield) and rights on liquidation, winding up and dissolution, rank (i) equally with the Corporation’s Perpetual Cumulative Convertible Preferred Stock, 7.00% Noncumulative Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Monthly Income Preferred Stock, Series B, 7.25% Noncumulative Monthly Income Preferred Stock, Series C, and with each other class or series of capital stock of the Corporation the terms of which do not expressly provide that such class or series shall rank senior or junior to the Preferred Stock (collectively referred to as “Parity Securities”), (ii) senior to the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which expressly provide that such class or series ranks junior to the Preferred Stock (collectively referred to as “Junior Securities”), and (iii) junior to all capital stock issued by the Corporation the terms of which expressly provide that such capital stock shall rank senior to the Preferred Stock (or to a number of series of preferred stock that includes the Preferred Stock). For this purpose, the term “capital stock” does not include debt securities convertible into or exchangeable for capital stock.
     Section 3. Definitions. The following capitalized terms shall have the following meanings, whether used in the singular or the plural:
     (a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     (b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.
     (c) “BHC Act” means the Bank Holding Company Act of 1956, as amended.
     (d) “BHC Affiliated Person” means, with respect to any Person, its Affiliates, which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.
     (e) “Business Day” means a day other than a Saturday, Sunday or a general bank holiday in San Juan, Puerto Rico or New York, New York.
     (f) “Certificate of Designations” means this Certificate of Designations of Doral Financial Corporation, dated April 20, 2010.
     (g) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.
          For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern.
     (h) “Common Stock” has the meaning set forth in Section 2, provided, to the extent the Corporation is party to a merger, consolidation or other transaction pursuant to which the Common Stock is converted or exchanged for other securities, “Common Stock” shall be deemed to refer to such other securities for all purposes hereof.
     (i) “Common Stock Dividend Equivalent” means the dividends per share payable on the Common Stock multiplied by the Conversion Rate.
     (j) “Conversion Limit” has the meaning set forth in Section 8.
     (k) “Conversion Price” means, for each share of Preferred Stock, $4.75, provided that the foregoing shall be subject to adjustment as set forth herein.
     (l) “Conversion Price Reduction” has the meaning set forth in Section 8(e).
     (m) “Conversion Rate” means, at any time, the Liquidation Preference divided by the Applicable Conversion Price, which itself is subject to adjustment as set forth herein.
     (n) “Corporation” means Doral Financial Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico.

     (o) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.
     (p) “Doral Holdings” means Doral Holdings Delaware LLC, a Delaware limited liability company.
     (q) “Doral LP” means Doral Holdings, L.P., an exempted limited partnership organized under the laws of the Cayman Islands.
     (r) “Doral GP” means Doral GP, Ltd., an exempted company organized under the laws of the Cayman Islands.
     (s) “Effective Date” means the date on which shares of the Preferred Stock are first issued.
     (t) “Escrow Agreement” means the escrow agreement between the Corporation and Mellon Investor Services LLC dated April 19, 2010.
     (u) “Exchange Property” has the meaning set forth in Section 11(a).
     (v) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.
     (w) “Holder” means the Person in whose name the shares of the Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.
     (x) “Holdings Dissolution Date” means the date of completion of the distribution of shares of Common Stock owned by Doral Holdings to the limited partners of Doral Holdings L.P.
     (y) “Holdings Investors” means the Holders that are securityholders of Doral LP, Doral GP, or Doral Holdings as of the Effective Date.
     (z) “HSR Approval” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     (aa) “Junior Securities” has the meaning set forth in Section 2.
     (bb) “Liquidation Preference” means, as to the Preferred Stock, $1,000 per share (as adjusted equitably for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Preferred Stock).
     (cc) “Mandatory Conversion Date” means, with respect to any share of Preferred Stock held by any Holder, the fifth Business Day (in the case of clause (1)) or the tenth Business Day (in the case of clauses (2) and (3)) following the latest to occur of (1) the receipt by the Corporation of Stockholder Approval (or if a Reorganization Conversion Event has theretofore been consummated, the date of consummation of such Reorganization Conversion Event); (2) if applicable to the Holder’s conversion, notice to the Corporation by such Holder of such Holder’s receipt of HSR Approval, it being understood that the Corporation may instruct the transfer agent to convert the Preferred Shares without notice from the Holder if the Corporation has notice of HSR Approval; and (3) in the case of a Holdings Investor, the earliest of (a) if a Reorganization Conversion Event has theretofore been consummated, the date of consummation of such Reorganization Conversion Event, (b) the Resale Registration Statement Effectiveness Date, and (c) the 180th day after (i) release of funds, in accordance with the Escrow Agreement, to the Corporation upon the occurrence of a “Disbursement Event” as defined in the Escrow Agreement, or (ii) if instead funds and shares of Preferred Stock are released to purchasers under the Escrow Agreement, the Effective Date; provided, however, that a Holdings Investor may, by written notice to the Corporation at least three Business Days prior to its Mandatory Conversion Date, elect to have its shares of Preferred Stock mandatorily convert on the tenth Business Day following the Holdings Dissolution Date (the “Dissolution Conversion Date”, and also a “Mandatory Conversion Date” with respect to any shares of Preferred Stock converted on such date pursuant to Section 8(c) hereof); and provided in the case of any of (1), (2) or (3) that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the record date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the record date for such issuance or distribution.
     (dd) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).
     (ee) “Parity Securities” has the meaning set forth in Section 2.
     (ff) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
     (gg) “Preferred Stock” has the meaning set forth in Section 1.
     (hh) “Reorganization Conversion Event” means the Reorganization Events described in Section 11(a); provided, however, that with respect to a reclassification of Common Stock into securities including securities other than the Common Stock, as provided in clause (iii) of Section 11(a), a Reorganization Conversion Event shall only occur if such reclassification has been approved by the stockholders of the Corporation.
     (ii) “Reorganization Event” has the meaning set forth in Section 11(a).

     (jj) “Resale Registration Statement Effectiveness Date” means the date on which the registration statement on Form S-1 with respect to, among other things, the Common Stock issuable upon conversion of the Preferred Stock is declared effective by the Securities and Exchange Commission.
     (kk) “Stockholder Approval” means the stockholder approval necessary to approve the conversion of the Preferred Stock into Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual.
     (ll) “Stock Purchase Agreement” means the Stock Purchase Agreement, as may be amended from time to time, between the Corporation and the Holders.
     (mm) “Trading Day” means a day on which the shares of Common Stock:
     (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
     (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
     (nn) “Voting Securities” has the meaning set forth in the BHC Act and Regulation Y of the Board of Governors of the Federal Reserve.
     Section 4. Dividends. (a) Holders of Preferred Stock shall be entitled to receive cash dividends on the Liquidation Preference, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, in an amount equal to the Common Stock Dividend Equivalent.
     (b) Dividends on shares of Preferred Stock shall be non-cumulative. The Preferred Stock has no stated dividend yield and the Corporation shall have no obligation to declare, and the holders of Preferred Stock shall have no right to receive, dividends for any period with respect to Preferred Stock.
     (c) So long as any share of Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Preferred Stock with respect to all prior dividends that have been declared have been paid in full, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Securities, (ii) no shares of Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Securities by the Corporation and (iii) no shares of Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such Parity Securities, except by conversion into or exchange for Junior

Securities. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period unless required pursuant to the terms of such Parity Securities and any dividends declared on the outstanding shares of Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Preferred Stock and on any Parity Securities but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments first to Parity Securities with a stated dividend yield, and second on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any other Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Securities. No interest shall be payable in respect of any dividend payment on shares of Preferred Stock that may be in arrears. Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Securities from time to time out of any assets legally available therefor, and the shares of Preferred Stock shall not be entitled to participate in any such dividend on a Common Stock Dividend Equivalent basis.
     (d) If the Mandatory Conversion Date with respect to any share of Preferred Stock is prior to the record date for any dividend payable hereunder, the Holder of such share of Preferred Stock shall not have the right to receive any dividends on the Preferred Stock with respect to such dividend payment.
     Section 5. Liquidation. (a) Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the then record holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution is made to holders of Common Stock or any other capital stock of the Corporation ranking junior upon liquidation to the Preferred Stock, distributions upon liquidation in the amount of the Liquidation Preference plus an amount equal to any accrued and unpaid dividends prior to the date of payment. Such amount shall be paid to the holders of the Preferred Stock prior to any payment or distribution to the holders of the Common Stock or of any other class of Junior Securities.
     (b) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Preferred Stock and any other shares of Parity Securities are not paid in full, the holders of the Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they would otherwise be entitled, the holders of shares of Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (c) Neither the consolidation or merger of the Corporation with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.
     Section 6. Maturity. The Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.
     Section 7. Redemption/Sinking Fund. The Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Preferred Stock shall have no right to require redemption or repurchase of any shares of Preferred Stock.
     Section 8. Mandatory Conversion. (a) Effective as of the close of business on the Mandatory Conversion Date with respect to any shares of Preferred Stock of a Holder, such shares of Preferred Stock shall automatically convert into shares of Common Stock at the Conversion Rate, subject to Sections (b) and (c) below. Such shares of Preferred Stock to be converted into shares of Common Stock on the Mandatory Conversion Date shall be cancelled at the time of the conversion and cease to be issued and outstanding. Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.
     (b) If, as of the applicable Mandatory Conversion Date for a share of Preferred Stock, the Holder thereof (together with its BHC Affiliated Persons, as defined herein) owns, or is deemed for applicable bank regulatory purposes to own, or would own or be deemed to own upon conversion, more than 9.9% of the total outstanding number of any class of Voting Securities of the Corporation (4.9% for a holder that is subject to the BHC Act) (the “Conversion Limit”), such shares of Preferred Stock owned by such Holder shall not be converted on such Mandatory Conversion Date to the extent such conversion would result in such Holder and its BHC Affiliated Persons owning or being deemed for applicable bank regulatory purposes to own Voting Securities of the Corporation in excess of the Conversion Limit (for the avoidance of doubt, thereby permitting conversion of shares up to but not exceeding the Conversion Limit). For purposes of calculating ownership of a class of Voting Securities of the Corporation pursuant to this Section 8(b) prior to the Holdings Dissolution Date, indirect interests in the Corporation held by a Holdings Investor through its ownership of voting securities of Doral Holdings, Doral LP or Doral GP shall be accounted for by including the greater of the percentage of voting securities held by the investor (a) in Doral Holdings, (b) in Doral LP and (c) in Doral GP. In calculating the Conversion Limit for any Holder on any Mandatory Conversion Date, the total number of outstanding Voting Securities shall include all Voting Securities to be issued in connection with mandatory conversion of Preferred Stock on such date.
     (c) Any shares of Preferred Stock not converted on a Holder’s Mandatory Conversion Date due to the Conversion Limit will be mandatorily converted, subject to the Conversion Limit, (i) on any subsequent Mandatory Conversion Date specified in clause (2) or (3) of the definition of Mandatory Conversion Date, or (ii) on the Dissolution Conversion Date, provided that the Corporation has received prior notice from Doral Holdings or a Holdings Investor of such Holdings Dissolution Date.
     (d) Any shares of Preferred Stock that are not converted pursuant to Sections 8(a) or 8(c) due to the Conversion Limit will be mandatorily converted immediately following a transfer of such shares of Preferred Stock (A) in a widely distributed public offering, (B) to a Person that would control more than 50% of the Voting Securities of the Corporation (not including Voting Securities such person is acquiring from holder) or (C) to a Person that would not receive 2% or more of any class of the Corporation’s Voting Securities.
     (e) If the Preferred Stock (other than shares of Preferred Stock held by investors that cannot invest directly in our Common Stock prior to receipt of HSR Approval and shares of Preferred Stock that are not converted due to the Conversion Limit) remains outstanding on the 180th day following the Effective Date, the applicable Conversion Price shall be reduced by 1.0% every 90 days thereafter (or the pro rata portion of such adjustments for any partial period) until the Preferred Stock (other than shares of Preferred Stock held by investors that cannot invest directly in our Common Stock prior to receipt of HSR Approval and shares of Preferred Stock that are not converted due to the Conversion Limit) is no longer outstanding, up to a maximum aggregate reduction in the Conversion Price pursuant to this Section 8(d) of 10% (the “Conversion Price Reduction”). The Conversion Price Reduction shall not be applied with respect to shares of Preferred Stock not previously converted due to the absence of an HSR Approval.
     Section 9. Conversion Procedures.
     (a) The Corporation shall provide notice to Holders of Preferred Stock at least three Business Days prior to the Mandatory Conversion Date described in clause (1) or five Business Days prior to a Mandatory Conversion Date described in clause (2) or (3) or the Dissolution Conversion Date (such notice, a “Notice of Mandatory Conversion”).
     (b) Any Holder of Preferred Stock to be converted following receipt of an HSR Approval shall provide notice to the Corporation of receipt of such approval.
     (c) At least two Business Day prior to any Mandatory Conversion Date, each Holder of Preferred Stock to be converted on such date shall provide to the Corporation a certification of the number of shares of Voting Securities such Holder owns or controls of the Corporation and, if applicable, of Doral LP, Doral GP and Doral Holdings.
     (d) In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such shares shall state, as appropriate:
     (i) the applicable Mandatory Conversion Date;
     (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock held of record by such Holder and subject to such mandatory conversion; and
     (iii) if certificates are to be issued, the place or places where certificates for shares of Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.
     (e) Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Preferred Stock, dividends shall no longer be declared on any such shares of Preferred Stock subject to the right of the Holder to receive payments to which such Holder is otherwise entitled pursuant to Section 4, Section 8, Section 11 or Section 13 hereof, as applicable.
     (f) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of record of the Common Stock as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Preferred Stock.
     (g) Shares of Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Preferred Stock below the number of shares of Preferred Stock then outstanding.
     (h) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.
     (i) On the Mandatory Conversion Date with respect to any share of Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option, such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Preferred Stock to the Corporation (or, if the Preferred Stock is registered in book-entry form upon instruction from the Corporation) and, if required and subject to Section 16(b) below, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.
     Section 10. Anti-Dilution Adjustments.
     (a) The Conversion Price shall be subject to the following adjustments:

     (i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution shall be multiplied by the following fraction:

OS0

OS1
     Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =	the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.
For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the earlier of (a) the date the Board of Directors publicly announces its decision not to make such dividend or distribution and (b) the date the dividend or distribution was to be paid, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.
     (ii) Subdivisions, Splits and Combinations of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be multiplied by the following fraction:

OS0

OS1

     Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.
For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.
     (iii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be multiplied by the following fraction:

OS0 + Y

OS0 + X
     Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.
For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Corporation. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the earlier of (a) the date the Board of Directors publicly announces its decision not to issue such rights or warrants and (b) the date such rights or warrants were to be issued, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price (but giving effect to any other adjustments that may have been made with respect to the Conversion Price pursuant to the terms of this Certificate of Designations) that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).
     (iv) Debt or Asset Distributions. If the Corporation distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be multiplied by the following fraction:

SP0 – FMV

SP0

     Where,

SP0 =	the Current Market Price on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.
In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price shall be adjusted on the fifteenth Trading Day after the effective date of the distribution, but will be given effect as of the day immediately succeeding the effective date of the distribution, by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0

MP0 + MPs
     Where,

MP0 =	the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =	the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.
In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

     (v) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a Common Stock Dividend Equivalent dividend pursuant to Section 4 is paid on the Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be multiplied by the following fraction:

SP0 – DIV

SP0
     Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =	the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).
In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the earlier of (a) the date the Board of Directors publicly announces its decision not to pay such distribution and (b) the date such distribution was to be paid, to the Conversion Price that would then be in effect if such distribution had not been declared.
     (vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day shall be multiplied by the following fraction:

OS0 × SP0

AC + (SP0 × OS1)

     Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.
In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.
     (vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Mandatory Conversion Date, upon conversion of any shares of the Preferred Stock, Holders shall receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price shall be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (b) The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of

Common Stock) or from any event treated as such for income tax purposes or for any other reason.
     (c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments that by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on any Mandatory Conversion Date adjustments to the Conversion Price shall be made with respect to any such adjustment carried forward and that has not been taken into account before such date.
     (ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Preferred Stock, without having to convert the Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Preferred Stock may then be converted.
     (iii) The Applicable Conversion Price shall not be adjusted:
     (A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
     (B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
     (C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Effective Date and not substantially amended thereafter;
     (D) for a change in the par value or no par value of Common Stock; or
     (E) for accrued and unpaid dividends on the Preferred Stock.
     (d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the

Conversion Price was determined and setting forth the revised Conversion Price. The notices required in clauses (ii) and (iii) above may be combined to the extent practicable to give timely notice.
     Section 11. Reorganization Events. (a) In the event that, prior to the Mandatory Conversion Date with respect to any shares of Preferred Stock of any Holder, there occurs:
     (i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock shall be converted into cash, securities or other property of the Corporation or another Person;
     (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock shall be converted into cash, securities or other property of the Corporation or another Person;
     (iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or
     (iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);
(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Preferred Stock, if any, outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date (which may be the date of consummation of such Reorganization Event) with respect to the applicable shares of Preferred Stock of such Holder (with the terms “HSR Approval” and “Conversion Limit” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the Holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the number of shares of Common Stock obtained by dividing (x) the Liquidation Preference by (y) the Applicable Conversion Price as of such date (such securities, cash and other property, the “Exchange Property”).
     (b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.
     (c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

     (d) The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.
     (e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.
     Section 12. Voting Rights. (a) Holders shall not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law or the Corporation’s Certificate of Incorporation, and (ii) voting rights, if any, described in this Section 12. Except as described in this Section 12, or except as required by applicable law, holders of the Preferred Stock shall not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation.
     (b) Any amendment, alteration or repeal of the rights, preferences and privileges of the Preferred Stock by way of amendment of the Corporation’s Certificate of Incorporation whether by merger or otherwise (including, without limitation, the authorization or issuance of any shares of the Corporation ranking, as to dividend rights (other than with respect to stated dividend yield) or rights on liquidation, winding up and dissolution, senior to the Preferred Stock) that would materially and adversely affect the powers, preferences or special rights of the Preferred Stock shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two-thirds of the outstanding aggregate liquidation preference of the outstanding shares of the Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds of the aggregate liquidation preference of the outstanding shares of Preferred Stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of the Preferred Stock, authorize and issue shares of the Corporation ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Preferred Stock, as provided under the Certificate of Incorporation of the Corporation.
     (c) The Corporation shall cause a notice of any meeting at which holders of any series of Preferred Stock are entitled to vote to be mailed to each record holder of such series of Preferred Stock. Each such notice shall include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for deliveries of proxies.
     (d) Except as set forth in this Section 12, holders of Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.
     (e) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Preferred Stock shall have been converted into shares of Common Stock.

     Section 13. Fractional Shares.
     (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Preferred Stock.
     (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the applicable Mandatory Conversion Date.
     (c) If more than one share of the Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Preferred Stock so surrendered.
     Section 14. Reservation of Common Stock.
     (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Preferred Stock then outstanding at the Applicable Conversion Price. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
     (b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.
     (c) All shares of Common Stock delivered upon conversion of the Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.
     (d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the approval of or consent to the delivery thereof by any governmental authority.
     (e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Preferred Stock.
     Section 15. Replacement Certificates.
     (a) If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.
     (b) The Corporation shall not be required to issue any certificates representing the Preferred Stock on or after the Mandatory Conversion Date with respect to such shares. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Preferred Stock formerly evidenced by the certificate.
     Section 16. Miscellaneous.
     (a) All notices or communications in respect of Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law and addressed: (i) if to the Corporation, to its office at 1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717, Attention: Enrique R. Ubarri, Facsimile: (787) 474-8014, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.
     (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Common Stock or other securities issued on account of Preferred Stock pursuant hereto or certificates representing such shares or securities; provided that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
     (c) All payments on the shares of Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

     (d) No share of Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.
     (e) The shares of Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.
     RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.
     IN WITNESS WHEREOF, Doral Financial Corporation has caused this Certificate of Designations to be signed by Enrique R. Ubarri its Executive Vice President, General Counsel and Secretary this 20th day of April, 2010.

DORAL FINANCIAL CORPORATION

[Corporate Seal]

By:

	Name:	Enrique R. Ubarri-Baragaño
	Title:	Executive Vice President & General Counsel

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE PUERTO RICO UNIFORM SECURITIES ACT (THE “PRUSA”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER EACH OF THE SECURITIES ACT, AND THE PRUSA OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE PRUSA AND ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, THE PRUSA AND SUCH OTHER APPLICABLE LAWS.

Certificate Number [ ]	Number of Shares of Preferred Stock
[ ]

CUSIP 25811P 860
ISIN US25811P8602
DORAL FINANCIAL CORPORATION
Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock
(par value $1.00 per share)
(liquidation amount as specified below)
     DORAL FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Corporation”), hereby certifies that [                    ] (the “Holder”), is the registered owner of [                    ] ([                    ]) fully paid and non-assessable shares of the Corporation’s designated Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock, with a par value of $1.00 per share and a liquidation amount of $1,000 per share (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated April 20, 2010 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation shall provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

     Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
     Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
     Unless the Registrar has properly countersigned, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this 20 of April 2010.

DORAL FINANCIAL CORPORATION

By:

Name: Title:

By:

Name: Title:

REGISTRAR’S COUNTERSIGNATURE
     These are shares of Preferred Stock referred to in the within-mentioned Certificate of Designations.
     Dated: [                    ], [     ]

[ ], as Registrar

By:

Name: Title:

[FORM OF REVERSE OF CERTIFICATE FOR PREFERRED STOCK]
     Non-cumulative dividends on each share of Preferred Stock shall be payable as provided in the Certificate of Designations.
     The shares of Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.
     The Corporation shall furnish without charge to each holder who so requests a summary of the authority of the board of directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)
and irrevocably appoints:

as agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

     (Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1
Doral Financial Corporation.
Global Preferred Share
Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock
Certificate Number:
The number of shares of Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock initially represented by this Global Preferred Share shall be [          ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease	Amount of Increase in	Number of Shares
in Number of Shares	Number of Shares	Represented by this	Signature of
Represented by this	Represented by this	Global Preferred	Authorized Officer of
Global Preferred	Global Preferred	Share following	Transfer Agent and
Share	Share	Decrease or Increase	Registrar

[1]	Attach Schedule I only if book entry registry, for the Global Preferred Share, if any.

EXHIBIT B
ESCROW AND SECURITY AGREEMENT
     This ESCROW AND SECURITY AGREEMENT, dated as of April 19, 2010 (the “Agreement”), is entered into by and between Doral Financial Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as escrow agent (the “Escrow Agent”).
     WHEREAS, on or prior to the date hereof, the Company has entered into a stock purchase agreement (the “Purchase Agreement”) with the purchasers set forth on Schedule I thereto (the “Purchasers”), pursuant to which the Purchasers shall, among other things, severally and not jointly, purchase shares of the Company’s common stock, $0.01 par value per share (the “Offered Common Stock”) and shares of the Company’s Mandatorily Convertible Non-Cumulative Non-Voting Convertible Preferred Stock, $1.00 par value and $1,000 liquidation preference per share (the “Offered Preferred Stock” and, together with the Offered Common Stock, the “Shares”) for an aggregate consideration of $600,000,000; and
     WHEREAS, the Shares are being offered to the Purchasers in two tranches: (i) a tranche (the “Non-Contingent Tranche”) consisting of only Offered Preferred Stock, and (ii) a tranche (the “Contingent Tranche”) consisting of Offered Common Stock and Offered Preferred Stock, the issuance and sale of which is conditioned on the concurrent consummation of an Acquisition (as defined herein) as described herein; and
     WHEREAS, as a condition to funding their commitments under the Purchase Agreement, the Purchasers have requested that the Company agrees, and the Company has agreed, that the Escrow Offering Proceeds (as defined herein) be deposited into an escrow account (the “Proceeds Escrow Account”) with the Escrow Agent; and
     WHEREAS, the Purchasers have agreed to pay the Escrow Offering Proceeds on the condition that such funds be placed in the Escrow Account; and
     WHEREAS, the Purchasers and the Company have agreed that a portion of the Offered Preferred Stock in the Non-Contingent Tranche (the “Escrow Securities”) shall be deposited into an escrow account (the “Share Escrow Account”) with the Escrow Agent;
     WHEREAS, the Company and the Purchasers have agreed that the Offered Preferred Stock and the Offered Common Stock in the Contingent Tranche shall not be issued to the Purchasers pursuant to the Purchase Agreement and the Company shall not receive the Escrow Offering Proceeds unless and until the occurrence of a Disbursement Event (as defined herein); and
     WHEREAS, the Company and the Purchasers have agreed that the Escrow Securities shall not be delivered to the Purchasers unless and until the occurrence of a Failure Event (as defined herein); and

     WHEREAS, to secure the obligations of the Company under the Purchase Agreement, the Company has agreed to pledge to the Purchasers for their ratable benefit, a security interest in and lien upon the Escrow Funds (as defined herein).
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:
     SECTION 1. Definitions; Appointment
          (a) UCC Definitions. Unless otherwise defined herein, terms referencing Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) are used herein as therein defined.
          (b) Appointment of the Escrow Agent. The Company hereby appoints Mellon Investor Services LLC, as Escrow Agent in accordance with the express terms and conditions set forth herein and Mellon Investor Services LLC hereby accepts such appointment.
     SECTION 2. Proceeds Escrow Account
          (a) Establish Proceeds Escrow Account. The Escrow Agent shall establish and maintain the Proceeds Escrow Account herein provided for in accordance with the express terms of this Agreement. Any and all Escrow Funds shall be deposited with the Escrow Agent in the Escrow Account, in U.S. Dollars, by wire transfer as follows:
Mellon Bank, N. A.
500 Ross Street
Pittsburgh PA 15262-00001
ABA Number: 043000261
(SWIFT# MELNUS3P)
Account Number: 1002331
Account Name: Reorg Cash
Ref: 255501 Doral Escrow
Attn: Siew Chin Chow 201-680-4047
          (b) Pledge and Grant of Security Interest. The Company hereby pledges to the Purchasers for their ratable benefit, and hereby grants to the Purchasers for their ratable benefit, a continuing first priority security interest in and to all of the Company’s right, title and interest in, to and under the Proceeds Escrow Account, the Escrow Funds and all certificates and instruments, if any, from time to time representing or evidencing the Proceeds Escrow Account.
          (c) Deposit of Escrow Funds. Each Purchaser will, pursuant to the Purchase Agreement, deposit into the Proceeds Escrow Account the contingent purchase price set forth adjacent to such Purchaser’s name on Schedule I hereto, for an aggregate of $420,000,000, in accordance with Section 2(a) (the “Escrow Offering Proceeds”) and the Escrow Offering

Proceeds shall be retained in escrow by the Escrow Agent and invested as stated below. The Escrow Offering Proceeds, plus all interest, dividends and other distributions and payments thereon received by the Escrow Agent (the “Interest Income”), less any funds distributed or paid from the Proceeds Escrow Account in accordance with this Agreement, are collectively referred to herein as the “Escrow Funds.” The Escrow Agent shall hold the Escrow Funds in its possession, as provided for in this Agreement, until authorized to disburse such amounts pursuant to Section 4 hereof.
          (d) Security for Obligations. The pledge and lien granted by the Company pursuant to Section 2(b) of this Agreement secures the prompt and complete payment and performance of the obligations of the Company under this Agreement. The parties hereto acknowledge and agree that notwithstanding the Escrow Agent’s obligations and duties under the terms of this Agreement, the Escrow Agent has undertaken no duty to ensure that the security interest granted herein is perfected under either Articles 8 or 9 of the UCC.
          (e) Maintaining the Proceeds Escrow Account. It shall be a term and condition of the Proceeds Escrow Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Proceeds Escrow Account, that the Escrow Funds shall not be paid or released to or for the account of, or withdrawn by or for the account of, any person from the Proceeds Escrow Account except as provided in Section 4 of this Agreement.
          (f) Investing of Amounts in the Escrow Account.
               (1) During the term of this Agreement, the Escrow Agent shall accrue interest on the Escrow Funds on the average daily balance of the Escrow Funds at the current rate payable on an overnight deposit account at The Bank of New York Mellon.
               (2) The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Funds unless such loss results from the Escrow Agent’s gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).
               (3) Any Interest Income received on the investment and reinvestment of the Escrow Funds by the Escrow Agent shall become part of the Escrow Funds and any losses incurred on such investment and reinvestment of the Escrow Funds shall be debited against the Escrow Funds.
               (4) The Escrow Agent may, in making or disposing of the investments, deal with itself, in its individual capacity, or any of its affiliates, whether or not it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account. The Escrow Agent or any of its affiliates may receive reasonable and customary compensation with respect to any investment directed hereunder, including, without limitation, charging a reasonable and customary agency fee in connection with each transaction.

               (5) Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate any and all of the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Funds pursuant to Section 4 hereof.
     SECTION 3. Share Escrow Account
          (a) Establish Share Escrow Account. The Escrow Agent shall establish and maintain the Share Escrow Account herein provided for in accordance with the express terms of this Agreement.
          (b) Deposit of Escrow Securities. Upon the receipt from a Purchaser of such Purchaser’s aggregate non-contingent purchase price pursuant to the Purchase Agreement, the Company shall (i) deliver to the Escrow Agent certificates registered in the name of the Escrow Agent for the benefit of such Purchaser, or (ii) if the Offered Preferred Stock is registered in book-entry form, deliver to the registrar, to be held in the Share Escrow Account in the name of the Escrow Agent for the benefit of such Purchaser, in either case, representing the number of shares of non-contingent Offered Preferred Stock to be delivered into the Share Escrow Account set forth opposite such Purchaser’s name in Schedule I to the Purchase Agreement; provided, however, that in the case of Purchasers set forth under the heading “Investment Companies” on Schedule I to the Stock Purchase Agreement, such Purchaser shall deliver the aggregate non-contingent purchase price upon receipt from the Escrow Agent of notice of delivery of such Purchaser’s Escrow Securities to the Share Escrow Account. The Escrow Agent shall hold the Escrow Securities in its possession, as provided for in this Agreement, until authorized to release such Escrow Securities pursuant to Section 4 hereof.
          (c) Maintaining the Share Escrow Account. It shall be a term and condition of the Share Escrow Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Share Escrow Account, that the Escrow Securities shall not be paid or released to or for the account of, or withdrawn by or for the account of, any person or entity from the Shares Escrow Account except as provided in Section 4 of this Agreement.
     SECTION 4. Disbursements
          (a) Proceeds Escrow Account. The Escrow Agent shall hold the Escrow Funds in the Proceeds Escrow Account and release the same only as follows:
               (1) If the Escrow Agent receives written instructions from the Company signed by an Authorized Person (as defined in Section 14(i) hereof) of the Company (“Written Instructions”) in the form attached hereto as Exhibit A (a “Disbursement Event Notice”) stating that a Disbursement Event (as defined in Section 4(a)(2) below) has occurred, the Escrow Agent shall, automatically, and without further action from any other party, release the Escrow Funds then in the Proceeds Escrow Account on the date set forth in such Disbursement Event Notice by wire transfer of immediately available funds in accordance with the instructions provided in the Disbursement Event Notice.

               (2) A “Disbursement Event” shall occur when (i) the Federal Deposit Insurance Company (the “FDIC”) has accepted a bid from the Company for a Qualified Acquisition (as defined in Section 4(a)(3)(ii) below), as to which the Company has heretofore delivered one or more certificates in the form attached hereto as Exhibit B, and entered into one or more purchase and assumption agreements between the Company and the FDIC (the “Purchase and Assumption Agreement”) with respect to such Acquisition; and (ii) all conditions precedent to the closing of such Acquisition, whether contained in the Purchase and Assumption Agreement or otherwise, have been met, satisfied or waived.
               (3) As used herein:
               (i) “Acquisition” shall mean the acquisition by the Company (through Doral Bank PR, a Puerto Rico commercial bank and wholly owned subsidiary of the Company, “Doral Bank PR”) of certain assets and assumption of certain liabilities of R-G Premier Bank, Eurobank, or Westernbank Puerto Rico, or any combination thereof, from the FDIC, as receiver (it being understood that the Company will not bid on the assets and liabilities of Eurobank, except in combination with a linked bid for the assets and liabilities of either R-G Premier Bank or Westernbank Puerto Rico).
               (ii) “Qualified Acquisition” is an Acquisition in which the Company would, on a pro forma basis as of December 31, 2009, have (a) a Tier 1 risk-based capital ratio as determined in accordance with 12 C.F.R. part 225, appendix A, of not less than 16.0%, and (b) a tangible book value per share of not less than $7.69. Tangible book value per share for these purposes shall be calculated by deducting from book value per share, as determined in accordance with generally accepted accounting principles, goodwill resulting from purchase accounting and the core deposit intangible that would result from the Acquisition.
               (4) If the Escrow Agent receives Written Instructions in the form attached hereto as Exhibit C (a “Failure Event Notice”) stating that a Failure Event (as defined below) has occurred, the Escrow Agent shall, automatically, and without further action from any other party pay out to each Purchaser, pursuant to the instructions contained on Schedule I hereto, the contingent purchase price set forth adjacent to such Purchaser’s name on Schedule I hereto plus such Purchaser’s pro rata share of Interest Income, if any. A “Failure Event” shall occur if (i) the FDIC notifies the Company that Doral Bank PR shall not be permitted to enter a bid for the Acquisition, (ii) each of Doral Bank PR’s bid or bids for the Acquisition are rejected by the FDIC, (iii) Doral Bank PR has not submitted a bid by the last time that bids may be submitted in connection with an Acquisition, (iv) if no bid by Doral Bank PR has been accepted by the FDIC by the date four weeks after the Funding Date or (v) as of the close of business on the Acquisition Deadline (as defined herein), the Company has not delivered to the Escrow Agent either a Disbursement Event Notice or a Failure Event Notice. The “Acquisition Deadline” shall be the date four weeks after the date the FDIC notifies the Company that it has accepted a bid by Doral Bank PR.
               (5) Anything in this Agreement to the contrary notwithstanding, the Escrow Agent shall disburse Escrow Funds as directed pursuant to a final judgment (without further right of appeal) by a United States court of competent jurisdiction.

          (b) Share Escrow Account. The Escrow Agent shall hold the Escrow Securities in the Share Escrow Account and release the same only as follows:
               (1) If the Escrow Agent receives a Disbursement Event Notice from the Company, the Escrow Agent shall, automatically, and without further action from any other party, deliver to the Company the certificates deposited pursuant to Section 3(b) representing the number of shares of non-contingent Offered Preferred Stock delivered into the Share Escrow Account.
               (2) If the Escrow Agent receives a Failure Event Notice from the Company, then the Escrow Agent shall automatically, and without further action from any other party, deliver to each Purchaser, including by notation on the register for shares held in book-entry form, the shares of Offered Preferred Stock deposited pursuant to Section 3(b) representing the number of shares of non-contingent Offered Preferred Stock delivered into the Share Escrow Account set forth opposite such Purchaser’s name in Schedule I hereto.
          (c) Action by Written Instruction. Notwithstanding anything contained herein to the contrary, the Escrow Agent shall not disburse or distribute any Escrow Funds from the Proceeds Escrow Account or any Escrow Securities from the Share Escrow Account without Written Instructions.
     SECTION 5. Rights as a Security Holder. For so long as the Escrow Agent is holding such Escrow Securities, each Purchaser shall retain all of the rights as a securityholder of the Company with respect to such Purchaser’s Escrow Securities. The Escrow Agent shall have no duty or obligation to monitor or enforce or ensure compliance with any of the provisions of this paragraph.
     SECTION 6. Dividends and other Distributions in Respect of the Escrow Securities. During the term of this Agreement, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Purchasers, but all dividends payable in stock or other non-cash property shall be delivered to the Escrow Agent to be deposited into the Share Escrow Account in accordance with the terms hereof.
     SECTION 7. Term of Escrow. This Agreement shall terminate on the date on which all of the funds then held by the Escrow Agent in the Proceeds Escrow Account and all of the Escrow Securities then held by the Escrow Agent in the Share Escrow Account have been distributed pursuant to Section 4 hereof.
     SECTION 8. Representations and Warranties.
          (a) The Company hereby represents and warrants that:
               (1) The execution of this Agreement by the Company and performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated shall not violate any provision of the charter or bylaws of the Company or the organizational documents of any subsidiary listed on Schedule II of the Purchase Agreement (each, a “Subsidiary”) and shall not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary (provided, however, that nothing contained in this Agreement shall be construed as to prevent the Company from granting the Purchasers a security interest in the Escrow Funds pursuant to the terms of this Agreement) pursuant to the terms or provisions of, or shall not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or would prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the New York Stock Exchange “NYSE”), or approval of the shareholders of the Company, is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
               (2) The Company has full legal right, corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes (assuming the due authorization, execution and delivery by the other party hereto) legal, valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 10 of this Agreement, may be limited by federal, state, or local securities law or the public policy underlying such laws and general equitable principles relating to the availability of remedies
               (3) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated hereby.

               (4) The pledge of the Escrow Funds pursuant to this Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Company.
          (b) The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, validly executed and delivered by the Escrow Agent and (assuming the due authorization and valid execution and delivery of this Agreement by the Company and enforceability of this Agreement against the Company in accordance with its terms) constitutes a valid and binding agreement of the Escrow Agent enforceable against the Escrow Agent in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally, (ii) the enforceability hereof may be limited by general principles of equity and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in this Agreement may be limited by applicable law.
     SECTION 9. Covenants. The Company covenants and agrees with the Escrow Agent that from and after the date of this Agreement until the release of all Escrow Funds and Escrow Securities to the Company in accordance with the terms of this Agreement:
          (a) that it shall not create or permit to exist any lien on any of the Escrow Funds (except for the security interests granted under this Agreement) and at all times shall be the sole beneficial owner of the Escrow Funds;
          (b) that, upon the occurrence of a Disbursement Event pursuant to which the Company requests the Escrow Agent to release Escrow Funds and Escrow Securities from the Proceeds Escrow Account and the Share Escrow Account, respectively, it shall immediately deliver Written Instructions to the Escrow Agent in the form attached hereto as Exhibit A;
          (c) that, prior to submitting a bid, or any material change to a bid previously submitted, it shall deliver to the Escrow Agent a certificate in the form attached hereto as Exhibit B that it has determined that such bid constitutes a Qualified Acquisition; and
          (d) that if it has determined that a Failure Event has occurred it shall promptly, but in no case later than one business day, deliver Written Instructions to the Escrow Agent in the form attached hereto as Exhibit C.
     SECTION 10. Escrow Agent Rights and Duties.
          (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and in any modification hereof to which the Escrow Agent has consented in writing, and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the other parties hereto or to which any of them is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any such party or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
          (b) the Escrow Agent shall act hereunder as escrow agent only and shall not be responsible for or liable in any manner whatever for the sufficiency, collection, correctness, genuineness or validity of any revenues, cash, payments, securities, property, funds, investments, income, earnings or other amounts deposited with or held by it or for the identity, authority or rights of any person or entity executing or delivering or purporting to execute or deliver any thereof to the Escrow Agent.
          (c) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Funds or Escrow Securities (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Funds or Escrow Securities), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
          (d) The Escrow Agent shall not be liable for any action taken or omitted to be taken or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of willful misconduct or gross negligence on its part (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any person acting on behalf of the Company so long as such action is in accordance with the provisions of this Agreement and shall have no responsibility or duty to inquire or investigate the validity, accuracy or content thereof, (ii) for any consequential, indirect, incidental, punitive or special damages (even if the Escrow Agent has been informed of the likelihood of such damages), (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the annual fees paid to the Escrow Agent; provided, however, in the event that such liability of the Escrow Agent arises as a result of the Escrow Funds or the Escrow Securities becoming unavailable for distribution as a result of the gross negligence or willful misconduct of the Escrow Agent (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), the Escrow Agent’s liability hereunder shall be limited to the value of such unavailable amount (valued as of the date of deposit).
          (e) The Escrow Agent may consult with one legal counsel of its own selection (who may be counsel to a party hereto or an employee of the Escrow Agent and with the expense to be reimbursed in accordance with the terms of Section 12 hereof) as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in accordance with any advice or opinion from such counsel.

          (f) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents, experts, accountants or attorneys.
          (g) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war, fire, strikes, electrical outages, equipment or transmission failure, terrorism or other causes beyond its reasonable control, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).
          (h) The Company may remove the Escrow Agent at any time by giving to Escrow Agent five (5) calendar days’ prior notice in writing signed by the Company. The Escrow Agent may resign at any time by giving to the Company fifteen (15) calendar days’ prior written notice thereof.
               (1) Upon such notice, a successor escrow agent shall be appointed by the Company that shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the date specified in such notice. If a successor Escrow Agent has not accepted such appointment by the end of such fifteen (15)-day period, the Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such court proceeding shall be paid by, and be deemed an obligation of, the Company.
               (2) Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrow Funds and Escrow Securities then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Funds and Escrow Securities (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.
               (3) Upon delivery of the Escrow Funds from the Proceeds Escrow Account, and delivery of the Escrow Securities from the Share Escrow Account, to such successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.
          (i) Any corporation or other entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper or any further action on the part of any of the parties hereto.

          (j) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Funds and Escrow Securities, and shall be fully protected and shall not be liable in any way to any party for refraining to take such action, unless the Escrow Agent receives written instructions, signed by the Company which eliminates such ambiguity or uncertainty.
          (k) The rights and remedies conferred upon the Escrow Agent and the Company hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.
          (l) The Escrow Agent does not have any interest in the Escrow Funds hereunder but is serving as escrow holder only and having only possession thereof. The parties hereto agree that for tax purposes the Escrow Funds shall be treated as assets of the Purchasers (on a pro rata basis calculated based on the amount of such funds deposited by each such Purchaser) unless and until a Disbursement Event occurs, at which time the Company shall be treated as owning the Escrow Funds. Unless and until a Disbursement Event occurs, each Purchaser shall pay or reimburse the Escrow Agent upon request for a pro rata portion of any transfer taxes or other taxes incurred relating to the Escrow Funds and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. The Company shall be liable for such amounts incurred upon the date of a Disbursement Event and thereafter. Any payments of income from the Proceeds Escrow Account may be subject to withholding regulations then in force with respect to United States taxes, and if required, the parties hereto shall promptly provide the Escrow Agent with completed and executed W-9, W-8BEN or other appropriate forms. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to any income which may be earned on investment of the Escrow Funds and is not responsible for any other reporting. Any interest earned on Escrow Funds shall be reported by the Escrow Agent to the Purchasers, unless and until a Disbursement Event occurs, at which time interest earned shall be reported to the Company.
          (m) The Escrow Agent does not have any interest in the Escrow Securities hereunder but is serving as escrow holder only and having only possession thereof. The parties hereto agree that for tax purposes the Escrow Securities shall be treated as assets of the Company unless and until a Failure Event occurs, at which time the Purchasers shall be treated as owning the Escrow Securities. Unless and until a Failure Event occurs, the Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes incurred relating to the Escrow Securities and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. The Purchasers shall be liable for such amounts incurred upon the date of a Failure Event and thereafter.
          (n) Except as provided by applicable law, the Escrow Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Escrow Funds and Escrow Securities in its possession if the Escrow Funds and Escrow Securities are accorded treatment substantially equal to that which the Escrow Agent accords similar property held by the Escrow Agent for similar accounts.

          (o) The Escrow Agent shall not incur liability for any entitlement order, notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or changed without the actual knowledge of the Escrow Agent, or its officers, employees or agents.
          (p) The Escrow Agent shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been delivered to the Escrow Agent at the address and to attention of the person designated in (or as subsequently designated pursuant to) this Agreement.
     SECTION 11. Indemnity. The Company shall indemnify, hold harmless and defend the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, employees and agents (collectively, the “Indemnitees”), from and against any and all claims, actions, suits, proceedings, litigation, investigations, obligations, liabilities, damages, reasonable costs and expenses (“Losses”) directly or indirectly arising out of, relating to or in connection with its acceptance of its appointment hereunder or its performance as Escrow Agent, provided that such Losses do not arise from the Escrow Agent’s willful misconduct or gross negligence (each as determined final, non-appealable judgment of a court of competent jurisdiction).
     SECTION 12. Compensation; Expenses. The Escrow Agent shall be entitled to receive fees and reimbursement of its costs and expenses in accordance with the terms of the fee agreement between the Escrow Agent and the Company. The Company shall upon demand pay to the Escrow Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Escrow Agent, that the Escrow Agent may incur in connection with (a) the review, negotiation and administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Escrow Agent and the Purchasers hereunder or (c) the failure by the Company to perform or observe any of the provisions hereof.
     SECTION 13. Security Interest Absolute. All rights of the Purchasers, and the security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:
          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company under this Agreement; or
          (b) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the obligations of the Company under this Agreement.
     SECTION 14. Miscellaneous Provisions.
          (a) Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

          If to the Company:
Doral Financial Corporation.
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
Attn: Enrique R. Ubarri
Fax: (787) 474-8014
          With a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn: Leslie N. Silverman
Fax: (212) 225-3999
          If to the Escrow Agent:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd
Jersey City, NJ 07310
Attn: Relationship Manager
Fax: (201) 680-4606
With a copy (which shall not constitute notice) to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd
Jersey City, NJ 07310
Attn: General Counsel
Fax: (201) 680-4610
Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business.
          (b) Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction; provided, however, that if such excluded provisions shall affect the rights, immunities, duties or obligations of the Escrow Agent, the Escrow Agent shall be entitled to resign immediately.

          (c) Headings. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
          (d) Counterpart Originals. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.
          (e) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement, except that the Purchasers shall be third party beneficiaries of this Agreement and the holders of a majority in interest the shares of Offered Common Stock and Offered Preferred Stock (calculated on an as converted basis) shall have the right to enforce this Agreement directly to the extent such Purchasers deem such enforcement necessary or advisable to protect the rights of the Purchasers hereunder.
          (f) Amendments. This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the Company and the Escrow Agent, provided that such amendment, supplement or modification shall not materially and adversely affect the rights of the Purchasers without the consent of each Purchaser affected thereby. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
          (g) Survival Provisions. All representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement. The obligations of the Company under Sections 11 and 12 hereof shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.
          (h) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Escrow Agent submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Escrow Agent irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          (i) Security Procedures. In the event transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each transfer instruction shall be executed by an authorized signatory, a list of such signatories is set forth on Schedule II (each such authorized signatory, an “Authorized Person”). The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties acknowledge that these security procedures are commercially reasonable.

     IN WITNESS WHEREOF, the Company and Escrow Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

DORAL FINANCIAL CORPORATION

By
Name:
Title:

MELLON INVESTOR SERVICES LLC,
as Escrow Agent

By
Name:
Title:
[Escrow Agreement Signature Page]

Schedule I

Shares of Non-
Contingent Offered
	Contingent Purchase	Preferred Stock	Wire Transfer
Name of Purchaser	Price	Delivered into Escrow	Instructions	Address

Aggregate Contingent Purchase Price
Schedule I

Schedule II
Telephone Number(s) for Call-Backs and
Person(s) Designated to Give and Confirm Funds Transfer Instructions
Company:

	Name	Telephone Number	Signature

1.

2.

Telephone call-backs shall be made to the Company if required pursuant to this Agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.
Schedule II

Exhibit A
Written Instructions
[Date]
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd
Jersey City, NJ 07310
Attn: Relationship Manager
Fax: (201) 680-4606
Reference is made to that certain Escrow Agreement, dated as of April •, 2010 (as amended from time to time, the “Escrow Agreement”), between Doral Financial Corporation (the “Company”) and Mellon Investor Services LLC, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Escrow Agreement.
I hereby certify on behalf of the Company that a Disbursement Event has occurred.
I therefore direct the Escrow Agent to (i) deliver the Escrow Securities to the Company and (ii) distribute the Escrow Funds to the Company by wire transfer of immediately available funds on the date set forth below in accordance with the following instructions:
Date:
[Insert Wire Instructions]

Sincerely, Doral Financial Corporation
By:
Name:
	Title:	Authorized Person

A-1

Exhibit B
Bid Certificate Instructions
[Date]
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd
Jersey City, NJ 07310
Attn: Relationship Manager
Fax: (201) 680-4606
Reference is made to that certain Escrow Agreement, dated as of April •, 2010 (as amended from time to time, the “Escrow Agreement”), between Doral Financial Corporation (the “Company”) and Mellon Investor Services LLC, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Escrow Agreement.
I hereby certify, on behalf of the Company, that the bid made to the FDIC on [Date], 2010 with respect to the acquisition of assets and liabilities of [bank(s)] from the FDIC, as receiver, constitutes a Qualified Acquisition.

Sincerely, Doral Financial Corporation
By:
Name:
	Title:	Authorized Person

B-1

Exhibit C
Written Instructions
[Date]
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd
Jersey City, NJ 07310
Attn: Relationship Manager
Fax: (201) 680-4606
Reference is made to that certain Escrow Agreement, dated as of April •, 2010 (as amended from time to time, the “Escrow Agreement”), between Doral Financial Corporation (the “Company”) and Mellon Investor Services LLC, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Escrow Agreement.
I hereby certify, on behalf of the Company, that the Company has determined that a Failure Event has occurred.
I therefore direct the Escrow Agent to (i) deliver the Escrow Securities to the Purchasers and (ii) distribute to each Purchaser the contingent purchase price set forth adjacent to such Purchaser’s name on Schedule I to the Escrow Agreement together with such Purchaser’s pro rata share of Interest Income, if any, pursuant to the Escrow Agreement.
Sincerely,
Doral Financial Corporation

By:
Name:
Title: Authorized Person

C-1

EXHIBIT C
COOPERATION AGREEMENT
          THIS COOPERATION AGREEMENT (as amended or supplemented from time to time, the “Agreement”) dated as of April 19, 2010 and effective as provided in Section 5.01, among Doral Financial Corporation (the “Company”), a corporation organized under the laws of the Commonwealth of Puerto Rico; Doral Holdings Delaware, LLC, a Delaware limited liability company (“Doral Holdings”); Doral Holdings L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“Doral LP”); and Doral GP Ltd., an exempted company incorporated under the laws of the Cayman Islands (“Doral GP”).
          WHEREAS, the Company has offered to sell 12,999,999 shares of the Company’s common stock, $0.01 par value (the “Common Stock”) and up to 538,253 shares of the Company’s Mandatory Convertible Non-Cumulative Non-Voting Convertible Preferred Stock, $1.00 par value and $1,000 liquidation preference per share, with the terms set forth in the Certificate of Designations attached as Exhibit A hereto (such Certificate of Designations, the “Certificate of Designations,” and such shares of Preferred Stock issued pursuant to the Stock Purchase Agreement, the “Preferred Stock”), which shares of Preferred Stock are mandatorily convertible into shares of Common Stock at the Conversion Price (as defined in the attached Certificate of Designations) (the “Conversion Shares,” and together with the Common Stock and the Preferred Stock, the “Shares”) in two tranches: (i) a tranche of $180 million consisting of 180,000 shares of Preferred Stock with an initial Conversion Price of $4.75 per share (the “Non-Contingent Tranche”), and (ii) a tranche of $420 million consisting of 12,999,999 shares of Common Stock at a price of $4.75 per share and 358,253 shares of Preferred Stock at an initial Conversion Price of $4.75 per share (the “Contingent Tranche”);
          WHEREAS, the Company intends to use the proceeds from the offering of the Non-Contingent Tranche to provide additional capital to the Company to facilitate qualifying as a bidder (through Doral Bank, a Puerto Rico commercial bank and wholly owned subsidiary of the Company) for the acquisition of certain assets and liabilities of one or more banks from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver and, if Shares are issued in the Contingent Tranche, the Company intends to use the proceeds from such issuance to provide additional capital to the Company following the Acquisition if it is consummated;
          WHEREAS, the Company is substantially concurrently entering into a stock purchase agreement (in the form attached as Exhibit B hereto, the “Stock Purchase Agreement”) dated as of April 19, 2010, with the purchasers named therein, pursuant to which such purchasers have agreed, on a several and not joint basis, to purchase in the aggregate 12,999,999 shares of Common Stock and up to 538,253 shares of Preferred Stock;
          WHEREAS, the Preferred Stock is mandatorily convertible into the Conversion Shares upon the approval by the Company’s stockholders of the proposals identified in the recital below, and pursuant to the Stock Purchase Agreement, the Company has agreed to hold the Stockholder Meeting (as defined below) for the purpose of approving the conversion of the Preferred Stock into the Conversion Shares (the “Conversion”) and other related matters;
          WHEREAS, in order to effectuate the Conversion, the Company’s stockholders will be required to authorize and approve the following resolutions at the Stockholder Meeting:

(a) the Conversion for purposes of New York Stock Exchange (“NYSE”) Rule 312.03(c)(2), which requires stockholder approval when the issuance of common stock, or securities convertible into or exercisable for common stock, will equal or exceed 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock; and (b) the Conversion for purposes of NYSE Rule 312.03(b)(3), which requires stockholder approval when the issuance of common stock, or of securities convertible into or exercisable for common stock, involves issuances to a substantial security holder (the resolutions set forth in (a) and (b) collectively, the “Conversion Resolutions”);
          WHEREAS, as of the date hereof, Doral Holdings owns approximately 72% of the outstanding shares of Common Stock (the “Doral Holdings Shares”);
          WHEREAS, as a condition to each Purchaser’s obligation to fund the acquisition of Shares pursuant to the Stock Purchase Agreement, the Company is obligated to enter into this Agreement;
          WHEREAS, pursuant to Section 2.2 of the Securityholders and Registration Rights Agreement (as amended or supplemented from time to time, the “Securityholders and Registration Rights Agreement”), dated as of July 19, 2007, between Doral Holdings and the Company, so long as Doral Holdings owns at least 25% of the outstanding voting power of the Company, Doral Holdings has been granted preemptive and notice rights with respect to certain issuances of securities by the Company (collectively, the “Stockholder Rights”);
          WHEREAS, the Company, Doral Holdings and certain of its direct and indirect members will enter into an assignment and amendment agreement to the Securityholders and Registration Rights Agreement to address, among other things, the dissolution of Doral Holdings and the Company’s obligation to keep a Registration Statement effective for resales by certain Affiliates (as defined below) of Doral Holdings; and
          WHEREAS, Doral Holdings has agreed with Barclays Capital not to sell, transfer or dispose of, directly or indirectly, any Shares or any securities into or exercisable or exchangeable for Shares without the prior written consent of Barclays Capital until the later of (a) the earlier of (i) the 180th day after the Closing Date (or, if no Acquisition is completed within four weeks of the date of receipt of consideration by the Company in respect of the sale of Shares from the Non-Contingent Tranche, then 180 days from such date of receipt of such consideration); and (ii) the date on which the Initial Registration Statement is declared effective; and (b) the date the Company has received Stockholder Approval, provided that, clause (b) shall not apply to Doral Holdings to the extent the Company has not received Stockholder Approval due to circumstances outside the control of Doral Holdings.
          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
          SECTION 1.01. Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.
          “Advisory Agreement” has the meaning set forth in Section 5.02.
          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.
          “Agreement” has the meaning set forth in the preamble.
          “Business Day” means a day other than a Saturday, Sunday or a general bank holiday in San Juan, Puerto Rico or New York, New York.
          “Common Stock” has the meaning set forth in the recitals.
          “Company” has the meaning set forth in the preamble.
          “Contingent Tranche” has the meaning set forth in the recitals.
          “Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
          “Conversion” has the meaning set forth in the recitals.
          “Conversion Resolutions” has the meaning set forth in the recitals.
          “Conversion Shares” has the meaning set forth in the recitals.
          “D&O Insurance” has the meaning set forth in Section 4.04.
          “Dissolution Effective Time” has the meaning set forth in Section 4.04.
          “Dissolution Transactions” has the meaning set forth in Section 4.01.
          “Doral Holdings” has the meaning set forth in the preamble.
          “Doral Holdings Shares” has the meaning set forth in the recitals.
          “Doral LP” has the meaning set forth in the preamble.
          “FDIC” has the meaning set forth in the recitals.

          “Governmental Authority” means any nation or government, any state, commonwealth or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, body, commission or instrumentality of the United States or foreign nation, or any state, commonwealth or other political subdivision thereof, and any court, tribunal or arbitrator, and any self-regulatory organization.
          “Holdings Parties” means Doral Holdings, Doral LP and Doral GP.
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
          “Losses” has the meaning set forth in Section 4.01.
          “Majority in Interest of the Purchasers” means a majority in interest of all Shares (calculated on an as-converted basis) other than Shares owned by Doral Holdings or a direct or indirect investor in Doral Holdings and their respective affiliates.
          “Managing Members” means IPC AIV GP III Ltd., an exempted company incorporated under the laws of the Cayman Islands; Perry Capital, LLC, a limited liability company organized under the laws of Delaware; Marathon Special Opportunity Master Fund, Ltd., an exempted company incorporated under the laws of the Cayman Islands; D. E. Shaw Laminar Portfolios, L.L.C., a limited liability company organized under the laws of Delaware; and Tennenbaum Opportunities Partners V, LP, a limited partnership organized under the laws of Delaware.
          “Non-Contingent Tranche” has the meaning set forth in the recitals.
          “NYSE” has the meaning set forth in the recitals.
          “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock” has the meaning set forth in the recitals.
          “Securityholders and Registration Rights Agreement” has the meaning set forth in the recitals.
          “Shares” has the meaning set forth in the recitals.
          “Stock Purchase Agreement” has the meaning set forth in the recitals.
          “Stockholder Rights” has the meaning set forth in the recitals.
          “Taxes” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, windfall profits, severance, property,

production, sales, use, license, excise, franchise, employment, withholding, transfer, payroll, goods and services, value-added, or minimum taxes, or any other taxes, customs, fees, duties or other like assessments or charges of any kind whatsoever, together with any interest, penalties, fines, related liabilities, or additions to tax that may become payable in respect thereof, that are imposed by any Governmental Authority.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
          SECTION 2.01. Representations and Warranties of the Holdings Parties. The Holdings Parties hereby, jointly and severally, represent and warrant to the Company, as of the date hereof, as follows:
          (a) Authorization; Validity of Agreement. Each of the Holdings Parties has the legal capacity and all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by each such Holdings Party and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Holdings Party, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
          (b) No Conflicts. The execution, delivery and performance by each Holdings Party of this Agreement do not and will not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws (or other organizational documents).
          (c) Ownership. The Doral Holdings Shares are owned by Doral Holdings and Doral Holdings has good and valid title to all of the Doral Holdings Shares free and clear of all claims, liens, restrictions and encumbrances of every kind and character, except for such claims, liens, restrictions and encumbrances arising under the Securityholders and Registrations Rights Agreement or this Agreement.
          SECTION 2.02. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holdings Parties, as of the date hereof, as follows:
(a) Authorization; Validity of Agreement. The Company has the legal capacity and all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the Holdings Parties, constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

          (b) No Conflicts. The execution, delivery and performance by the Company of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws (or other organizational documents).
          (c) Transaction Agreements. The copies of the Stock Purchase Agreement and the Certificate of Designations for the Preferred Stock attached as Exhibits to this Agreement are true, complete and correct copies of such documents as being entered into by the Company substantially concurrently with this Agreement (in the case of the Stock Purchase Agreement) or as approved by the Board of Directors of the Company (in the case of such Certificate of Designations).
          (d) Allocation. The Company has, pursuant to its rights under the Placement Agent Agreement dated April 14, 2010, directed Barclays Capital Inc. to prioritize the allocation of Shares such that the direct and indirect investors in Doral Holdings shall receive, to the extent possible, all Shares that such investors have requested.
ARTICLE III
COVENANTS OF HOLDINGS PARTIES AND THE COMPANY
          SECTION 3.01. Voting. Until receipt of Stockholder Approval, each Holdings Party hereby agrees that at the Stockholder Meeting or any other meeting of the stockholders of the Company called for the purpose of approving the Conversion, however called, including any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, Doral Holdings shall, to the fullest extent that the Doral Holdings Shares are entitled to vote thereon or consent thereto:
     (a) appear at each such meeting or otherwise cause the Doral Holdings Shares to be cast in accordance with the applicable procedures relating thereto so as to ensure that they are duly counted as present thereat for purposes of calculating a quorum; and
     (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Doral Holdings Shares (i) in favor of all of the Conversion Resolutions; and (ii) against any action, proposal, transaction or agreement that would compete with, or impede, or interfere with or that would reasonably be expected to interfere with the Conversion.
Each Holdings Party hereby covenants and agrees that, except for this Agreement, such Holdings Party (i) has not entered into, and shall not enter into at any time prior to receipt of Stockholder Approval, any other voting agreement or voting trust with respect to the Doral Holdings Shares or any interest therein; and (ii) has not granted, and shall not grant at any time prior to receipt of Stockholder Approval, a proxy, consent or power of attorney with respect to the Doral Holdings Shares other than a proxy in order to comply with this Agreement appointing persons selected by the Company as proxies. The provisions of this Section shall apply to all shares of Common

Stock currently owned or hereafter acquired, of record or beneficially, by any of the Holdings Parties.
          SECTION 3.02. Prohibition on Transfers, Other Actions. Each Holdings Party hereby agrees that it will not, prior to the receipt of Stockholder Approval and prior to the earlier of (i) the effectiveness of the Initial Registration Statement and (ii) the 180th day after the Closing Date (or, if a Failure Event occurs, the Funding Date), (a) transfer the Doral Holdings Shares, other than to an affiliate who agrees in writing to be bound by the terms of this Agreement; (b) voluntarily dissolve Doral Holdings or Doral LP; (c) voluntarily enter into any agreement, arrangement or understanding with any Person, or voluntarily take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Holdings Party’s representations, warranties, covenants and obligations under this Agreement; or (d) voluntarily take any action that would restrict or otherwise adversely affect such Holdings Party’s legal power, authority and right to comply with and perform such Holdings Party’s covenants and obligations under this Agreement. The provisions of this Section (other than clause (a)) shall apply to all shares of Common Stock hereafter acquired, of record or beneficially, by any of the Holdings Parties.
          SECTION 3.03. Waiver of Stockholder Rights. Doral Holdings hereby waives, cancels and terminates the Stockholder Rights solely with respect to (a) any issuance and sale of Shares pursuant to the Stock Purchase Agreement; and (b) the issuance of Conversion Shares upon approval of the Conversion.
          SECTION 3.04. No Right to Step-Down Amounts. Each of the Holdings Parties agrees that in the event that the failure to receive Stockholder Approval by the 180th day after the Effective Date (as defined in the Certificate of Designations) is due to the breach by any of the Holdings Parties of their obligations under Section 3.01 or 3.02, none of (i) the Holdings Parties or any of their respective transferees; or (ii) any of the Managing Members or their respective Affiliates or transferees, including any Affiliates of such transferees, shall be entitled to the benefits of the Conversion Price Reduction provided for in Section 8(e) of the Certificate of Designations with respect to the Preferred Stock owned by it and, solely in such event, hereby waives any right to receive any Step-Down Amount in respect of any such Preferred Stock.
          SECTION 3.05. Liquidation and Dissolution of Doral Holdings and Doral LP. Promptly following the later of (i) the earlier of (x) the 180th day after the Closing Date (or, if none, the Funding Date); and (y) the effective date of the Initial Registration Statement; and (ii) the date on which the Company has received Stockholder Approval, Doral GP shall, subject to applicable law, rule or regulation, cause the dissolution of each of Doral Holdings and Doral LP and the distribution of the assets of each of Doral Holdings and Doral LP, including the Doral Holdings Shares. The Company shall have the right to review and approve the required notices and other documents related to such dissolution, such approval not to be unreasonably withheld or delayed; provided, however, that if no response from the Company is received within two business days following notice to the Company of such proposed notice, other document or other matter relating to the Dissolution Transactions, such notice, other document or other matter shall be deemed approved by the Company for all purposes of this Agreement. Upon completion of the distribution of the assets of each of Doral Holdings and Doral LP, Doral GP shall file or procure the filing of the relevant certificates of cancellation and make any filings with the applicable Governmental Authorities necessary to effect the dissolution of such Persons. The

Company will cooperate with the Holdings Parties in connection with such dissolution and distribution, including by promptly distributing certificates for shares of Common Stock and/or evidence of such shares of Common Stock in book-entry form, without legends or other restrictions (in the case of such delivery of unlegended and unrestricted shares, subject only to the intended recipient not being an affiliate of the Company and delivery by the intended recipient of a letter representing that it is not an affiliate of the Company) and by timely filing all reports required to be filed by the Company under the Exchange Act.
          SECTION 3.06. Securityholders and Registration Rights Agreement; Registration Statement. The Company will cooperate with the Holdings Parties in preparing and executing an assignment and amendment agreement to the Securityholders and Registration Rights Agreement to add to the Company’s obligations, with respect to the registration of the shares of Common Stock held by Doral Holdings and the Registrable Securities (as defined in the Stock Purchase Agreement) purchased by any direct or indirect investor in Doral Holdings under the Stock Purchase Agreement, the obligation to maintain the effectiveness, for an additional 12-month period beyond the period required by Section 5 of the Stock Purchase Agreement, of a Registration Statement (and otherwise on the same terms and conditions set forth in Section 5 of the Stock Purchase Agreement) and to address the dissolution of Doral Holdings by providing that following any such dissolution, action will be taken by (i) an identified designee of Doral Holdings (or any other holder subsequently identified by such initial or subsequent designee) rather than by Doral Holdings; provided that in no event shall there be more than one designee of Doral Holdings at any time; or (ii) at the option of Doral Holdings, the holders of a majority of the Registrable Securities (as defined in the Securityholders and Registration Rights Agreement). The Company will include all shares of Common Stock held by Doral Holdings in a Registration Statement (or such lesser amount as is requested by Doral Holdings); provided that (a) Doral Holdings acknowledges its use (or the use by the direct or indirect investors in Doral Holdings with respect to shares of Common Stock to be distributed by Doral Holdings) of a Registration Statement will be subject to the terms and conditions set forth in Section 5 of the Stock Purchase Agreement (except as otherwise provided in this Section 3.06), including the Company’s ability to suspend its use of a Registration Statement in accordance with the last paragraph of Section 5.1 of the Stock Purchase Agreement; and (b) as a condition to being included in a Registration Statement, the holder of Shares to be registered thereunder will indemnify and hold harmless the Company, each of its directors, each of its officers who signed such Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages, liabilities or expenses arising out of or based upon such Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder expressly for use therein in the same manner, and to the same extent, as any Purchaser has agreed to indemnify such Persons pursuant to Section 5.4(c) of the Stock Purchase Agreement. The Company will enter into such instruments as are reasonably requested by Doral Holdings to grant the direct or indirect investors in Doral Holdings who are to receive shares of Common Stock to be distributed by Doral Holdings all rights of Purchasers under Section 5 of the Stock Purchase Agreement, assign the benefits of this Section 3.06 to such investors and facilitate the inclusion by such investors of such shares in a Registration Statement. For the avoidance of doubt, the inclusion by any Person of securities in a Registration Statement will have no impact on the ability to effect any future registration, pursuant to the

Securityholders and Registration Rights Agreement, of any such securities that are not sold pursuant to such Registration Statement, and any such securities that are not so sold will continue to qualify as Registrable Securities (as defined in the Securityholders and Registration Rights Agreement), subject to and in accordance with the Securityholders and Registration Rights Agreement.
ARTICLE IV
INDEMNIFICATION
          SECTION 4.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holdings Party, each member, limited or general partner or other security holder thereof, each member, limited or general partner or other security holder of each such member, limited or general partner or other security holder, each of their respective Affiliates, officers, directors, stockholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable legal expenses) (each, a “Loss” and collectively “Losses”), excluding any Losses to the extent arising out of or based upon a diminution in value of the Doral Holdings Shares, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Private Placement Memorandum or any Registration Statement (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein); (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; (iii) any other disclosure documents or other filings to be made with the Securities and Exchange Commission or other Governmental Authority in connection with the transactions contemplated by the Stock Purchase Agreement or this Agreement (the “Regulatory Filings”); (iv) actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; (v) the transactions contemplated by Section 3.05 (the “Dissolution Transactions”) that have been approved (or deemed approved) by the Company; (vi) the procedures utilized by the Company in connection with the offering of the Shares, including the offer of participation in such offering to the limited partners of Doral LP; (vii) any written communications with limited partners of Doral LP made by or on behalf of any indemnified party and approved (or deemed approved) by the Company; or (viii) the waiver of Stockholder Rights pursuant to Section 3.03; provided, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in any such Private Placement Memorandum, such Registration Statement, or any Regulatory Filings or other document in reliance upon and in conformity with information furnished to the Company by such indemnified party or any of its Affiliates (excluding the Company) expressly for use in the preparation thereof; (y) any willful misconduct or fraudulent, grossly negligent or criminal act or omission, or action in bad faith by any indemnified party or any of its Affiliates (excluding the Company and its and its subsidiaries’ officers, directors, employees, advisors and agents); or (z) any Taxes arising out of or based upon the Dissolution Transactions.
          SECTION 4.02. [RESERVED].

          SECTION 4.03. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld or delayed. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.03, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time.
          SECTION 4.04. D&O Insurance. Prior to or as of the effectiveness of the dissolution of Doral LP (the “Dissolution Effective Time”), the Company shall purchase a six-year “tail” prepaid policy with respect to the current directors’ and officers’ liability insurance maintained by the Company (“D&O Insurance”) which will cover directors of Doral GP Ltd in respect of acts or omissions by members of the Doral GP Ltd Board of Directors occurring at or prior to the Dissolution Effective Time, covering each member on terms and conditions not materially less favorable to the beneficiaries thereof, in the aggregate, than the D&O Insurance. In the event such a “tail” policy is purchased by the Company, the Company will maintain such “tail” policy in full force and effect and continue to honor its respective obligations thereunder.
          SECTION 4.05. Indemnification Primary Responsibility of the Company. Notwithstanding the fact that certain indemnified parties may have rights to indemnification from one or more Holdings Parties or other Persons with which such indemnified party is associated, the Company shall be fully and primarily responsible for payment to such indemnified parties pursuant to and in accordance with this Agreement, irrespective of any other right of recovery such indemnified party may have from a Holdings Party or other Person.

Under no circumstances will the Company be entitled to any right of subrogation or contribution by any Holdings Party or other Person and no right of advancement or recovery that the applicable indemnified party may have from a Holdings Party or other Person shall reduce or otherwise alter the rights of such indemnified party or the obligations of the Company hereunder.
ARTICLE V
MISCELLANEOUS
          SECTION 5.01. Effectiveness; Termination. (a) This Agreement shall become effective only upon the consummation of the sale of the non-contingent shares of Offered Preferred Stock on the Funding Date in accordance with the terms of the Stock Purchase Agreement. If such Funding Date does not occur by the date that is two weeks from the date hereof or the Stock Purchase Agreement is terminated pursuant to its terms without the Funding Date occurring, this Agreement shall expire without becoming effective.
          (b) After becoming effective pursuant to Section 5.01(a), this Agreement shall terminate and be of no further force and effect upon the later of the consummation of the Dissolution Transactions and the consummation of the Conversion; provided that (x) the provisions of Section 3.06 and Articles IV and V shall survive such termination, and (y) nothing herein shall relieve any party from liability hereof for any breach of this Agreement prior to such termination.
          SECTION 5.02. Expenses. Pursuant to Section 4(b) of the Advisory Services Agreement dated as of July 19, 2007, by and between Bear Stearns Merchant Manager III and the Company (the “Advisory Agreement”), the Company is obligated to promptly reimburse Doral LP for all documented “Partnership Expenses” other than the “Doral Transaction Fee” (as each such term is defined in Doral LP’s limited partnership agreement, as in effect on July 19, 2007) incurred prior to the termination of the Advisory Agreement. Regardless of whether the Advisory Agreement is terminated, the Company agrees to reimburse each of the Holdings Parties and any limited or general partner of Doral LP for any Partnership Expenses through the termination of this Agreement pursuant to Section 5.01and for all other documented expenses incurred with respect to the Dissolution Transactions. In addition, the Company agrees to reimburse each of the Holdings Parties and any of the limited or general partners of Doral LP (or their respective ultimate parent entities) for any filing fees paid by such Persons in respect of the filing of a premerger notification and report form required by the HSR Act in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement. Except as set forth in the Advisory Agreement or this Section 5.02, each party and each member, stockholder, limited or general partner thereof shall pay its respective fees and expenses related to the transactions contemplated by this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
          SECTION 5.03. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Doral Holdings Shares. All rights, ownership and economic benefits of and relating to the Doral Holdings Shares shall remain vested in and belong to Doral Holdings, and the Company shall have no authority to direct Doral Holdings in the voting or disposition of any of the Doral Holdings Shares, except as otherwise provided herein.

          SECTION 5.04. Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by confirmed facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Company, to:

Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
Attention: Enrique R. Ubarri
Facsimile: (787) 474-8014

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Victor I. Lewkow; Leslie N. Silverman
Facsimile: (212) 225-3999

(b)	if to a Holdings Party, to:

Doral Holdings Delaware, LLC
c/o Irving Place Capital
277 Park Avenue, 39th Floor
New York, NY 10172
Attention: David King; Josh Neuman
Facsimile: (212) 551-4541

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, N.Y. 10017
Attention: Ellen Patterson
Facsimile: (212) 455-2502
          SECTION 5.05. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa; (b) “it” or “its” or words denoting any gender include all genders; and (c) the word including shall mean “including, without limitation,” whether or not expressed. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

          SECTION 5.06. Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.
          SECTION 5.07. Concerning the Third Party Beneficiaries. The parties acknowledge and agree that the Purchasers are intended to be third party beneficiaries of Section 3.01 and Section 3.02 of this Agreement and a Majority in Interest of the Purchasers has the right to enforce these Sections directly to the extent a Majority in Interest of the Purchasers deems such enforcement necessary or advisable to protect the rights of the Purchasers under Section 3.01 and Section 3.02 of this Agreement.
          SECTION 5.08. Entire Agreement. This Agreement and, to the extent referenced herein, the Stock Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
          SECTION 5.09. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the parties submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          SECTION 5.10. Amendment; Waiver; Certain Actions Following Dissolution Transactions. This Agreement may not be amended or modified by the parties, except by an instrument in writing signed by each of the parties (or following completion of the Dissolution Transactions, by the Company and at least three of the Managing Members); provided, however, that notwithstanding the foregoing, any amendment to Section 3.01, Section 3.02 or Section 5.10 of this Agreement which will materially and adversely affect the rights of any third party beneficiary hereunder must receive the prior written consent of the Majority in Interest of the Purchasers, which consent shall not be unreasonably withheld or delayed. Any provision of this Agreement may only be waived at any time by an instrument signed in writing by the party entitled to the benefit thereof. Except as specifically provided herein, the failure or delay of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Following the completion of the Dissolution Transactions, any action or consent otherwise required to be taken under this Agreement by any Holdings Party may be taken by action of any three of the Managing Members.

          SECTION 5.11. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
          SECTION 5.12. Severability. Any term or provision of this Agreement that is held invalid or unenforceable in any jurisdiction by a court of competent jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.
          SECTION 5.13. Further Assurances. The Company and the Holdings Parties will use all reasonable efforts to cooperate with each other in connection with the Conversion and the Dissolution Transactions, and shall promptly take such actions as are necessary or appropriate to consummate the Conversion and the Dissolution Transactions. The Holdings Parties shall use all reasonable efforts to provide any information requested by the Company for any regulatory application or filing made or approval sought for the transactions contemplated by the Stock Purchase Agreement.
          SECTION 5.14. Successors and Assigns;. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Except as contemplated by Section 3.06, this Agreement may not be assigned by a party without the prior written consent of the other party (and any purported assignment without such consent shall be void and without effect). Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except that the provisions of Article IV are intended to be for the benefit of, and shall be enforceable by, each indemnified party described therein, the provisions of Section 4.05 are also intended to be for the benefit of, and shall be enforceable by, any other Person referenced therein from whom an indemnified party may have rights to indemnification, and the Purchasers are intended third party beneficiaries of Section 3.01 and Section 3.02 of this Agreement pursuant to Section 5.07.
[Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DORAL FINANCIAL CORPORATION
By:
Name:
Title:

DORAL HOLDINGS DELAWARE, LLC
By:	Doral Holdings L.P., its managing member

By:	Doral GP Ltd., its general partner

By
Name:
Title:

DORAL HOLDINGS L.P.
By:	Doral GP Ltd, its general partner

By:
Name:
Title:

DORAL GP LTD
By:
Name:
Title:

Exhibit A: Preferred Stock Certificate of Designations

Exhibit B: Stock Purchase Agreement

EXHIBIT D-I
Form of Company Counsel Funding Opinion
1.	The Escrow Agreement has been duly executed and delivered by the Company under the law of the State of New York and is a valid, binding and enforceable agreement of the Company.

2.	The Stock Purchase Agreement has been duly executed and delivered by the Company under the law of the State of New York.

3.	The issuance and the sale of the Shares to the Purchasers pursuant to the Stock Purchase Agreement do not, and the performance by the Company of its obligations in the Stock Purchase Agreement, the Escrow Agreement and the Shares will not result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to Bank Holdings Companies with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

4.	No registration of the Offered Common Stock or the Offered Preferred Stock under the U.S. Securities Act of 1933, as amended, is required for the offer and sale of the Securities by the Company to the Purchasers pursuant to and in the manner contemplated by the Stock Purchase Agreement.

D-I-1

EXHIBIT D-II
Form of Company Counsel (Puerto Rico) Funding Opinion
1.	The Company is validly existing as a corporation and in good standing under the laws of Puerto Rico. The Company has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Private Placement Memorandum.

2.	The Stock Purchase Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.	The Escrow Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms to the extent such enforceability is governed by Puerto Rico law.

4.	The authorized capital stock of the Company consists of 340,000,000 shares of capital stock, consisting of (i) 300,000,000 shares of Common Stock $0.01, par value per share, (ii) 40,000,000 shares of preferred stock, $1.00 par value per share. As of March 31, 2010, there were 67,283,370 shares of common stock outstanding and 5,811,391 shares of preferred stock outstanding, comprised of 950,166 shares of 7.00% Noncumulative Monthly Income Preferred Stock, Series A, 1,331,694 shares of 8.35% Noncumulative Monthly Income Preferred Stock, Series B, 2,716,005 shares of 7.25% Noncumulative Monthly Income Preferred Stock, Series C, and 813,526 shares of 4.75% Perpetual Cumulative Convertible Preferred Stock.

5.	The Offered Preferred Stock has been duly authorized by the Company and, when delivered to and paid for by the Purchaser in accordance with the terms of the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

6.	The Conversion Shares issuable upon conversion of the Offered Preferred Stock at the initial conversion price have been duly authorized by all necessary corporate action and, when issued upon conversion of the Offered Preferred Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable. The resolutions of the Board of Directors of the Company approving the issuance of the Offered Preferred Shares state that they have reserved the Conversion Shares issuable upon conversion of the Offered Preferred Stock at the initial conversion price.

7.	The execution and delivery by the Company of each of the Stock Purchase Agreement and the Escrow Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Offered Common Stock, the Offered Preferred Stock and the Conversion Shares, do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or pay of such

D-II-1

indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to (i) the charter or bylaws of the Company, (ii) any contract, agreement, indenture, mortgage, deed of trust, bank loan or credit arrangement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is incorporated by reference into the Private Placement Memorandum or is otherwise known by us to be an Agreement and Instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound of affected, (iii) laws of Puerto Rico, or (iv) any decree, judgment or order applicable to the Company or any of its Subsidiaries or any of their respective properties, which decree, judgment or order is known by us.
8.	The Company is not, and immediately after giving effect to the offer and sale of the Securities as contemplated by the Stock Purchase Agreement, will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

9.	There is no action, suit or proceeding at law or in equity, or by or before any federal or state court or governmental or regulatory body or agency or any arbitration board or panel, pending or overtly threatened against the Company which would be required to be described in the Private Placement Memorandum if such document was a prospectus filed with the SEC but is not so described.

10.	No registration under the PRUSA of the Securities is required in connection with the offer, sale and delivery of the Securities to the Placement Agent and the Purchasers, assuming (i) the accuracy of the representations and warranties of the Company set forth in the Stock Purchase Agreement and (ii) the due performance by the Company and the Purchasers of the covenants and agreements sets forth in the Stock Purchase Agreement.

D-II-2

EXHIBIT D-III
Form of Company Counsel (Puerto Rico) Closing Opinion
1.	The Company is validly existing as a corporation and in good standing under the laws of Puerto Rico.

2.	The Offered Common Stock and Offered Preferred Stock have been duly authorized by the Company and, when delivered to and paid for by the Purchaser in accordance with the terms of the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

3.	The Conversion Shares issuable upon conversion of the Offered Preferred Stock at the initial conversion price have been duly authorized by all necessary corporate action and, when issued upon conversion of the Offered Preferred Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable. The resolutions of the Board of Directors of the Company approving the issuance of the Offered Preferred Shares state that they have reserved the Conversion Shares issuable upon conversion of the Offered Preferred Stock at the initial conversion price.

4.	The execution and filing of the Certificate of Designations has been duly authorized by the Company and the Certificate of Designations has been duly executed and filed with the Secretary of State of the State of Puerto Rico.

D-III-1

APPENDIX I
SUMMARY INSTRUCTION SHEET FOR PURCHASER
(to be read in conjunction with the entire
Purchase Agreement which follows)
A. Complete the following items on BOTH Purchase Agreements (Sign two originals):
1.	Signature Page:
(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser
2.	Appendix I — Stock Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with original by overnight delivery):
Barclays Capital
745 Seventh Avenue, 5th Floor
New York, NY 10019
Attention: Keith Canton
Email: keith.canton@barcap.com
Facsimile: 212-520-9328

1

B.	Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C.	Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:
(i)	must deliver a current prospectus of the Company to the Purchaser (prospectuses must be obtained from the Company at the Purchaser’s request).

2

Doral Financial Corporation
STOCK CERTIFICATE QUESTIONNAIRE
     Pursuant to Section 5 of the Agreement, please provide us with the following information:
1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address of the Registered Holder listed in response to Item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to Item 1 above:

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Doral Financial Corporation
REGISTRATION STATEMENT QUESTIONNAIRE
     In connection with the preparation of the Registration Statement, please provide us with the following information:
     SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:
     SECTION 2. Please provide the number of shares of Offered Common Stock that you or your organization own or Offered Preferred Stock that you or your organization own that will convert into Offered Common Stock after the receipt of Stockholder Approvals. Please also provide the number of shares of Common Stock that you or your organization purchased through other transactions and provide the number of shares of Common Stock that you have or your organization has the right to acquire within 60 days of the final Closing Date:
     Shares of Offered Common Stock: ___
Shares of Offered Common Stock into which Offered Preferred Stock is convertible: ___
     Other shares of Common Stock held: ___
     Total shares of Common Stock held: ___
     SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
_____ Yes       _____ No

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     If yes, please indicate the nature of any such relationships below:
     SECTION 4. Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?
     Answer: [ ] Yes [ ] No            If “yes,” please describe below

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     Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
     FINRA Member. The term “FINRA member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority, Inc. (“FINRA”). (FINRA Manual, Article I, Definitions)
     Person Associated with a member of the FINRA. The term “person associated with a member of the FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the FINRA pursuant to its bylaws. (FINRA Manual, Article I, Definitions)
     Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)

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